As filed with the Securities and Exchange Commission on January 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GUARDFORCE AI CO., LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Anson Road, #28-01 International Plaza, Singapore 079903

Tel: +65 6702 1179

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, N.Y. 10168

(800) 221-0102

(Name, address, and telephone number of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.

Bevilacqua PLLC

1050 Connecticut Avenue, NW, Suite 500

Washington, DC 20036

202-869-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2025

PROSPECTUS

GUARDFORCE AI CO., LIMITED

$300,000,000

Ordinary Shares

Debt Securities

Warrants

Rights

Units

We may offer, issue and sell from time to time our ordinary shares, par value $0.12 per share (“Ordinary Shares”), debt securities, warrants, rights or units up to $300,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may sell any combination of these securities in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GFAI”, and our warrants are listed on the Nasdaq Capital Market under the symbol “GFAIW”. On January 13, 2025, the closing sale price of our Ordinary Shares and warrants, as reported on the Nasdaq Capital Market, was $1.77 and $0.55, respectively.

As of January 14, 2025, the aggregate market value of outstanding Ordinary Shares held by non-affiliates, or public float, was approximately $52.23 million based on 17,808,947 Ordinary Shares issued and outstanding, of which approximately 17,466,864 Ordinary Shares held by non-affiliates and the per share price of $2.99, which was the closing price of our Ordinary Shares on the Nasdaq Capital Market on January 6, 2025, which was the highest closing price of Ordinary Shares reported on the NASDAQ Capital Market within the last 60 days prior to the date of this filing.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will our Company sell securities in primary offerings pursuant to this registration statement with a value more than one-third of the aggregate market value of its Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of its Ordinary Shares held by non-affiliates is less than $75.0 million. In addition, in the event that subsequent to the effective date of this registration statement, the aggregate market value of its outstanding Ordinary Shares held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on primary offerings shall not apply to additional sales made pursuant to this registration statement. We have sold $10,861,671 Ordinary Share pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

On December 23, 2021, we filed with the SEC a registration statement on Form F-3 (File No. 333-261881) utilizing a shelf registration process, which registration statement was declared effective on January 5, 2022 (the “2021 F-3”). Under this 2021 F-3 shelf registration process, we were initially entitled to, from time to time, sell up to $150 million in the aggregate of ordinary shares, debt securities, warrants, rights and units. As of the date of this prospectus, we have sold $43,912,177 securities under the 2021 F-3.

The 2021 F-3 expired on January 5, 2025 and therefore, we are filing this registration statement as a new shelf registration statement, with unsold securities and fees paid under the “expiring” registration statement rolled over herein.

We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The securities may be offered and sold in the same offering or in separate offerings, to or through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any option to purchase additional securities held by them will be described in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 22 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell our Ordinary Shares, warrants, units and rights to purchase Ordinary Shares or, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $300,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, as used herein, and unless the context suggests otherwise, the terms “GFAI,” “Company,” “we,” “us” or “ours” refer to the combined business of Guardforce AI Co., Limited, its subsidiaries and other consolidated entities.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

●	“AI Holdings” are to Guardforce AI Holdings Limited, a BVI company and our wholly owned subsidiary;

●	“AI Hong Kong” are to Guardforce AI (Hongkong) Co., Limited, a Hong Kong company and our wholly owned subsidiary;

●	“AI Robots” are to Guardforce AI Robots Limited, a BVI company and our wholly owned subsidiary;

●	“AI Singapore” are to Guardforce AI Singapore Pte Ltd., a Singapore company and our wholly owned subsidiary;

●	“AI Thailand” are to Guardforce AI Group Co., Limited, a Thailand company and our wholly controlled subsidiary;

●	“Baht” and “THB” are to the legal currency of Thailand;

●	“Bank of Thailand” or “BOT” are to Thailand’s central bank;

●	“BVI” are to the British Virgin Islands;

●	“Beijing Wanjia” are to Beijing Wanjia Security System Limited, a PRC company and Shenzhen GFAI’s wholly owned subsidiary;

●	“CIT” are to cash-in-transit or cash/valuables-in-transit;

●	“Companies Act” are to the Companies Act (As Revised), as consolidated and revised, of the Cayman Islands;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“FINRA” are to the Financial Industry Regulatory Authority;

●	“GF Cash (CIT)” are to Guardforce Cash Solutions Security (Thailand) Co., Ltd., a Thailand company and AI Thailand’s 99.07% owned subsidiary;

●	“Guardforce,” “we,” “us,” “our” and the “Company” are to the combined business of Guardforce AI Co., Limited, a Cayman Islands company, its subsidiaries and other consolidated entities;

●	“GFAI Japan” are to GFAI Robot Service GK, a Japan company and AI Hong Kong’s wholly owned subsidiary, on October 22, 2024, the Company deregistered GFAI Japan;

●	“GFAI Korea” are to GFAI Robot Service Co., Ltd., a South Korea company and AI Hong Kong’s wholly owned subsidiary;

●	“GFAI R&I” are to GFAI Robotic and Innovation Solution (Thailand) Company Limited, a Thailand company and 98% owned by AI Thailand, 1% owned by Horizon Dragon and 1% owned by Southern Ambition;

●	“GFAI UK” are to GFAI Robot Service (UK) Limited, a UK company and Robot Service Hong Kong’s wholly owned subsidiary, on February 6, 2024, the Company deregistered GFAI UK;

●	“GFAI Canada” are to GFAI Robot Service Limited, a company incorporated in the Province of Ontario, Canada, and Robot Service Hong Kong’s wholly owned subsidiary, on January 5, 2024, the Company deregistered GFAI Canada;

●	“GFAI Vietnam” are to GFAI Robot Service (Vietnam) Co., Ltd, a Vietnam company and AI Hong Kong’s wholly owned subsidiary, on March 22, 2023, the Company deregistered AI Vietnam;

●	“Guangzhou GFAI” are to Guangzhou GFAI Technology Co., Limited, formerly known as Guangzhou Kewei Robot Technology, a PRC company and Shenzhen GFAI’s wholly owned subsidiary;

●	“GFAI Technology” are to GFAI Technology Limited, a BVI company and our wholly owned subsidiary;

●	“GFAI Technology HK” are to GFAI Technology (Hong Kong) Limited, a Hong Kong company and a wholly owned subsidiary of GFAI Technology;

●	“Handshake” are to Handshake Networking Limited, a Hong Kong company and our 51% owned subsidiary until on February 6, 2024, the Company disposed Handshake;

●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Horizon Dragon” are to Horizon Dragon Limited, a BVI company and AI Holdings’ wholly owned subsidiary;

●	“InnoAI” are to InnoAI Technology (Shenzhen) Co., Ltd., a PRC company and a wholly owned subsidiary of Robotic Service Hong Kong;

●	“Macau” are to the Macau Special Administrative Region of the People’s Republic of China;

●	“PRC” and “China” are to the People’s Republic of China;

●	“Robotics BVI” are to GFAI Robotics Group Co., Limited, a BVI company and our wholly owned subsidiary;

●	“Robotics Malaysia” are to GF Robotics Malaysia Sdn. Bhd., a Malaysia company and Robotics BVI’s wholly owned subsidiary;

●	“Robot Service Hong Kong” are to GFAI Robot Service (Hong Kong) Limited, a Hong Kong company and Robotics BVI’s wholly owned subsidiary;

●	“Robot Service Australia” are to GFAI Robot Service (Australia) Pty Ltd., an Australia company and Robot Service Hong Kong’s wholly owned subsidiary, on September 25, 2023, the Company deregistered Robot Service Australia;

●	“Robotics US” are to GFAI Robotics Services LLC, a Delaware limited liability company and Robotics BVI’s wholly owned subsidiary;

●	“Robotics Macau” are to Macau GF Robotics Limited, a Macau company and Robotics BVI’s wholly owned subsidiary;

●	“Robot Service Shenzhen” are to Guardforce AI Robot Service (Shenzhen) Co., Limited, a PRC company and Robot Service Hong Kong’s wholly owned subsidiary;

●	“Robot Trading Dubai” are to GFAI Robot & Smart Machines Trading LLC, an UAE limited liability company and Robot Service Hong Kong’s wholly owned subsidiary;

●	“Shenzhen GFAI” are to Shenzhen GFAI Robot Technology Co., Limited, formerly name as Shenzhen Keweien Robot Service Co. Limited, a PRC company and Robot Service Shenzhen’s wholly owned subsidiary;

●	“Robot Jian” are to Guardforce AI Robot (Jian) Co., Limited, a PRC company and Robot Service Hong Kong’s wholly owned subsidiary, on November 22, 2023, the Company deregistered Robot Jian;

●	“Securities Act” is to the Securities Act of 1933, as amended;

●	“Shenzhen Kewei” are to Shenzhen Kewei Robot Technology Co., Limited, a PRC company;

●	“Shenzhen Yeantec” are to Shenzhen Yeantec Co., Limited, a PRC company;

●	“Southern Ambition” are to Southern Ambition Limited, a BVI company and Robotics BVI’s wholly owned subsidiary;

●	“South Korea” are to the Republic of Korea;

●	“SEC” are to the Securities and Exchange Commission;

●	“Thailand” are to the Kingdom of Thailand;

●	“UAE” are to the United Arab Emirates;

●	“UK” are to the United Kingdom of Great Britain and Northern Ireland;

●	“U.S. dollars,” “dollars,” “USD” and “$” are to the legal currency of the United States;

●	“Vietnam” are to Socialist Republic of Vietnam;

●	“VCAB” are to VCAB Eight Corporation; and

●	“WK Venture” are to WK Venture Success Limited, a BVI company.

v

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our Annual Report on Form 20-F and our other periodic reports. Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and the “Company” in this prospectus each refer to Guardforce AI Co., Limited and its consolidated subsidiaries.

Company Overview

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

We were founded in 2018 with the purpose to acquire our operating subsidiary GF Cash (CIT) and develop complementary technology related solutions and services.

In 2020, we established a Robotics Solution business with a goal of diversifying our revenue base, proved to be well-timed as the global COVID-19 pandemic soon followed. In 2022, as we deployed more robotics into the field and dug deeper into customer needs, we started our expansions and worked with various partners to expand the functionalities of the robots. We also started integrating certain AI and language services provided by Google Cloud to enhance the language and interaction capability of the robots and potentially integrate AI features into the robots. In 2023, we continued to incorporate AI, especially Generative AI into our robots. We also continued to enhance our service model by combining robots, ICP/CTP platforms and AI (especially Generative AI), aiming to bring greater value to our customers. By the end of 2023, our robotic solution has evolved beyond mere robotics, and formed three types of AI solutions based on our partnerships, our platform foundations and developments. In 2024, our key achievements were in three aspects: developed robotic travel solutions, expanded AIoT Robot Advertising and R&D advancement. Our robotic travel recommendation agents (RoboTravel Agent) were deployed throughout Asia-Pacific, integrating delivery robots at tourist locations to enhance visitor experiences. We expanded AIoT robot advertising to the U.S. with around 200 robots deployed in New York, and developed a decentralized spatial computing solution to be tested in the U.S. in August. We established a dedicated R&D team in the technology foundation and partnered with Librum Technologies Inc. to develop AI agents for travel assistant solutions and retail optimization.

The principal executive office of our Company has been changed to Singapore from Bangkok, Thailand since November 2021. Our businesses are categorized into four segments: [i] Secured Logistics Business; [ii] AI & Robots Service Business; [iii] General Security Solutions Business; and [iv] Corporate and others.

Secured Logistics Business

We are a market leader with more than 41 years of experience in the secured logistics business in Thailand. Our services include cash-in-transit, dedicated vehicles to banks, ATM management, cash center operations, cash processing, coin processing, cheque center, and cash deposit machine solutions (cash deposit management and express cash service). Our customers include local commercial banks, chain retailers, coin manufacturing mints, and government authorities. Our four major customers are Government Savings Bank, Bank of Ayudhya, TTB Bank Public Company and CP All Public Company. A few global customers also retain our services under temporary contract. As of the date of this prospectus, we employed 1,586 staff located in GF Cash (CIT) and had 441 vehicles.

Our operating subsidiary, GF Cash (CIT), was founded in 1982. GF Cash (CIT) was formerly named Securicor (Thailand) Limited) and was renamed G4S Cash Service (Thailand) Limited in 2005. It was renamed again as Guardforce Cash Solution (Thailand) Limited in 2016 and the name was further changed to Guardforce Cash Solution Security (Thailand) Company Limited in 2017. The principal office of GF Cash (CIT) is located in Bangkok, Thailand.

Our revenues are substantially derived from GF Cash (CIT)’s secured logistic business and gross revenue for our secured logistic business for the six months ended June 30, 2024 and 2023, was approximately $15.8 million and $15.9 million, respectively. The gross revenue for our secured logistic business for the fiscal years ended December 31, 2023, 2022 and 2021, was approximately $31.9 million, $30.9 million, and $34.3 million, respectively.

Our Products and Services of Secured Logistics Business

As of the date of this prospectus, most of our revenues are derived from our principal business, which is Secure Logistics Solutions. This primarily includes: (i) Cash-In-Transit - Non-Dedicated Vehicle (Non-DV); (ii) Cash-In-Transit - Dedicated Vehicle (DV); (iii) ATM management; (iv) Cash Processing (CPC); (v) Cash Center Operations (CCT); (vi) Consolidate Cash Center Operations (CCC); (vii) Cheque Center Service (CDC); (viii) Express Cash; (ix) Coin Processing Service; and (x) Cash Deposit Management Solutions (GDM).

Secure Logistics Solutions collects cash from its customers’ main business operations, then delivers the collected cash to its cash processing centers for counting, checking and packing in bundles, after which the cash is transported to the customers’ designated depository banks and deposited into the customers’ bank accounts. We enter into contracts with our customers to establish pricing and other terms of service. We charge customers based on activities (service performed) as well as based on the value of the consignment.

Core Services

GF Cash (CIT) runs our Core Services which include CIT (Non-DV), CIT (DV), ATM Management, CPC, CCT, CCC, CDC and GDM. For the six months ended June 30, 2024 and 2023, revenues from GF Cash (CIT) Core Services were approximately $15.8 million (89.7%) and $15.9 million (88.5%) of the company’s total revenues, respectively. For the fiscal years ended December 31, 2023, 2022 and 2021, revenues from GF Cash (CIT) Core Services were approximately $31.9 million (87.9%), $30.9 million (91.0%) and $34.3 million (98.9%), respectively.

Cash-In-Transit - Non-Dedicated Vehicles (Non-DV)

CIT (Non-DV) includes the secure transportation of cash and other valuables between commercial banks and the Bank of Thailand, Thailand’s central bank. CIT (Non-DV) also includes the transportation of coins between the commercial banks, the Thai Royal Mints and the Bank of Thailand. As such, the main customers for this service are the local commercial banks. Charges to the customers are dependent on the value of the consignment; condition of the cash being collected (for example, seal bag collection, piece count collection, bulk count collection, or loose cash collection); and the volume of the transaction. Vehicles used for the delivery of this service are not dedicated to the specific customers.

For the six months ended June 30, 2024 and 2023, CIT (Non-DV) revenues were approximately $6.0 million (34.2%) and $6.0 million (33.3%) of the company’s total revenues, respectively. For the years ended December 31, 2023, 2022 and 2021, CIT (Non-DV) revenues were approximately $11.9 million (32.8%), $10.7 million (31.5%) and $11.2 million (32.3%), respectively.

Cash-In-Transit - Dedicated Vehicle to Banks (DV)

CIT (DV) includes the secure transportation of cash and other valuables between commercial banks. As part of this service, dedicated vehicles are assigned specifically to the contracted customer for their dedicated use between the contracted designated bank branches. As this is a dedicated vehicle service, customers will submit direct schedules to our CIT teams for the daily operational arrangements and planning. Charges to the customers are on a per vehicle per month basis.

For the six months ended June 30, 2024 and 2023, CIT (DV) revenues were approximately $1.8 million (10.1%) and $2.0 million (10.9%) of the company’s total revenues, respectively. For the years ended December 31, 2023, 2022 and 2021, CIT (DV) revenues were approximately $3.8 million (10.5%), 4.1 million (12.0%) and $4.6 million (13.1%), respectively.

ATM Management

ATM management includes cash replenishment services and first and second line of maintenance services for the ATM machines. First line of maintenance services (FLM) includes rectification of issues related to jammed notes, dispenser failures and transaction record print-out issues. Second line of maintenance services (SLM) includes all other issues that cannot be rectified under the FLM. SLM includes complete machine failure, damage to hardware and software, among other things.

For the six months ended June 30, 2024 and 2023, ATM Management revenues were approximately $3.3 million (18.7%) and $3.9 million (21.6%) of the company’s total revenues, respectively. For the years ended December 31, 2023, 2022 and 2021, ATM Management revenues were approximately $7.6 million (20.9%), $8.9 million (26.2%) and $10.8 million (31.2%), respectively.

Cash Processing (CPC)

Cash processing (CPC) services include counting, sorting, counterfeit detection and vaulting services. We provide these services to commercial banks in Thailand.

For the six months ended June 30, 2024 and 2023, CPC revenues were approximately $1.7 million (9.7%) and $1.6 million (9.0%) of the company’s total revenues, respectively. For the years ended December 31, 2023, 2022 and 2021, CPC revenues were approximately $3.3 million (9.0%), $2.8 million (8.2%) and $3.0 million (8.8%), respectively.

Cash Center Operations (CCT)

Cash Center Operations (CCT) is an outsourced cash center management service. We operate the cash center on behalf of the customer, which includes note counting, sorting, storage, inventory management and secured transportation of the notes and coins to the various commercial banks in Thailand.

For the six months ended June 30, 2024 and 2023, CCT revenues were approximately $0.9 million (4.9%) and $1.0 million (5.3%) of the company’s total revenues, respectively. For the years ended December 31, 2023, 2022 and 2021, CCT revenues were approximately $1.8 million (5.0%), $2.2 million (6.5%) and $2.8 million (8.1%), respectively.

Consolidate Cash Center (CCC)

Consolidate Cash Center (CCC) is a new business commencing in 2021 to provide an outsourced cash center management service. We operate the cash center which includes note counting, sorting, storage, inventory management and secured transportation of the notes and coins on behalf of for Bank of Thailand (BOT). As of the date of this prospectus, we operate four Consolidate Cash Centers in Khon Kean, Hadyai, Phitsanulok and Ubon Ratchathani.

For the six months ended June 30, 2024 and 2023, CCC revenues were approximately $0.3 million (1.6%) and $0.4 million (2.2%) of the company’s total revenues, respectively. For the years ended December 31, 2023, 2022 and 2021, CCC revenues were approximately $0.7 million (2.0%), $0.5 million (1.3%) and $0.2 million (0.5%).

Cheque Center Service (CDC)

Cheque Center Service (CDC) includes secured cheque pickup and delivery service.

No revenues were generated under CDC service for the six months ended June 30, 2024 and 2023. For the year ended December 31, 2023, 2022 and 2021, CDC revenues were approximately $nil (nil%), $0.005 million (0.0%) and $0.06 million (0.2%), respectively.

Cash Deposit Management Solutions (GDM)

Following the launch of our retails collection and processing services, we work with a machine vendor to promote our Cash Deposit Management Solutions (GDM) currently delivered by our Guardforce Digital Machine. We use GDM as part of the cash handling services offered to customers in order to assist our customers in handling and storing their cash safely and accurately. The GDM product is deployed at customer sites to provide secured retail cash deposit services. Customers use our GDM product to deposit daily cash receipts. We then collect the daily receipts from our GDM in accordance with the agreed schedules. All cash receipts are then securely collected and delivered to our cash processing center for further handling and processing.

By using the GDM, store staff can deposit the cash into the machine at any time, reduce the risk of storing cash in the store and the store staff can generate electronic reports from the machine at any cut-off time. We also offer to the headquarters for those retail chain stores the online real time data about the sales of each individual store which can assist our customers on better cashflow forecast and cash usage.

For the six months ended June 30, 2024 and 2023, GDM revenues were approximately $1.8 million (10.5%) and $1.1 million (6.3%) of the company’s total revenues, respectively. For the years ended December 31, 2023, 2022 and 2021, GDM revenues were approximately $2.8 million (7.7%), $1.8 million (5.2%) and $1.6 million (4.8%), respectively.

Others - International Shipment

International shipment provides secured delivery service that we receive and deliver high valued items such as diamonds and jewelries on behalf of our customers. We receive the consignment by air and delivers to local customers in Thailand or vice versa.

There are several international operating CIT companies in Thailand to do the international movement, such as Brinks, Loomis and Malca Amit. Some of them have local operations and operations at the destination cities. We, as a local CIT operator will expand the cooperation with some international players which don’t have coverage in Thailand to provide local support such a Loomis and Malca Amit.

For the six months ended June 30, 2024 and 2023, international shipment revenues were approximately $nil (nil%) and $0.004 million (0.0%) of the company’s total revenues, respectively. For the years ended December 31, 2023, 2022 and 2021, international shipment revenues were $0.005 million (0.0%), $0.01 million (0.1%) and $0.005 million (0.0%), respectively.

Others - Express Cash

The express cash service is an expansion of our Guardforce Digital Machine, or GDM, solution. We work with commercial banks to have a mobile GDM installed in our CIT vehicles to collect cash from retail customers at the retailers’ sites. The cash is immediately processed inside the CIT vehicle and the cash counting results are immediately transmitted to GF Cash (CIT) headquarters and to the commercial bank. That bank will then credit the counted amount to its customers’ bank accounts. We launched the Express Cash service in 2019.

Although we did not generate revenue from this service line for the years ended December 31, 2023, 2022 and 2021, we have capabilities to provide such service.

Others - Coin Processing Service

The Coin Processing Service includes the secure collection of coins from retail businesses and banks. The coins are stored and then delivered to the Royal Thai Mint, a sub-division of the Thai Treasury Department, Ministry of Finance. We deploy manpower to work at the Royal Thai Mint as cashier services. Additionally, we use our existing vehicle fleet to deliver coins from the Royal Thai Mint to bank branches, and vice versa.

While coins are still an important part of Thai currency system and widely used by the citizens in retails market, so there is a demand in the coin exchanges, coin processing and coin storage. Except the Royal Thai Mint, there is no private/ commercial coin operator in Thailand. Thai citizen and retailers will require to go directly to Royal Thai Mint and banks to exchange and deposit coins and they need to wait for a long queue and very complexing process. Except the Royal Thai Mint, the banks may not have the denominations of coin that they wanted.

Following the expansion in the retail market, starting from 2023, we have developed our coins operations which will include the following services:

i.	Coin delivery and collection;

ii.	Coin sorting and processing;

iii.	Coin storage;

iv.	Coin exchange services, and

v.	Inter- provincial coins delivery and collection.

Our advantage on operating the coins operation is our existing good coverage in up country and Bangkok and we can utilize our existing vehicles to perform the collection and delivery. We also have sufficient and available space to build a coin center for the sorting and processing, wrapping and storage of coins.

Although we did not generate revenue from this service line for the years ended December 31, 2023, 2022 and 2021, we have capabilities to provide such service.

Our Fee Structure for the Secure Logistics Business

We have several fee models based on the services provided. Our fees for dedicated vehicles service are based on the allocation of cost of manpower deployment, vehicle, and consumable items. Fees for fixed collections or on-call services are based on a pre-agreed amount per delivery, which varies by such factors as collection time, pick-up and delivery locations and the processing time.

Our Fleet of Vehicles for the Secured Logistics Business

We operate a fleet of 441 vehicles. Our fleet includes armored vehicles - pickup, armored vehicles - van, armored vehicles - truck 6 wheels, maintenance soft skin vehicles - pickup, coin trucks soft skin - pickup, security patrol soft skin - pickup trucks and administrative vehicles.

Our vehicles are maintained to the highest commercial standards to ensure our quality of service. We operate dedicated garages for the repair and maintenance of our vehicles, staffed with a team of in-house auto mechanics. Our vehicle repair facilities are located at our head office location in Laksi and at other major branch locations. We also have a well-established logistics department which monitors the operations of our garages and the maintenance of our vehicle operations standards.

AI & Robotics Solutions Business

Our AI & Robotics Solutions business was established in 2020 as part of our revenue diversification efforts. We do not manufacture robots, but we started off by operating on a Robots-as-a-Service (RaaS) business model and purchase the robots from equipment manufacturers. We integrate various value-added applications and offer these as a recurring revenue service. As part of our market penetration strategy, we adopted a mass adoption strategy to penetrate the market and gain customer base by providing the robots on a free trial basis with an option to purchase or rent.

As we deployed more robots, we developed and upgraded our Guardforce AI Intelligent Cloud Platform (“GFAI ICP” or “ICP”) to better manage the robots, provide add-on services, collect and analyze data, and more importantly, integrate AI capabilities to extend robotic services. In October 2021, we announced the launch of our ICP. In February 2022, we entered into a Commission Development Agreement with Shenzhen Kewei to enhance the development of the ICP to GFAI Intelligent Cloud Platform V2.0 by adding an additional advertising feature to the ICP to commence our robot advertisement business in Macau. In November 2022, we officially announced our advertisement business model (the “AIoT Robot Advertising”) and launched a mobile app (the “APP”) in Apple App Store in the Asia Pacific Region. The App allows customers to register and place ads through their mobile phones. We later further upgraded the web-based advertising platform in other regions to support a wider range of advertising needs for various types of customers. In addition to offering advertising services, in 2022 we added our Tech Service Platform (“TS”) and Robot Operation Management Platform (ROMP) under the framework of ICP, which can better manage the functionality of the robots and can better deal with defective robots on our cloud platform. We also began to use certain Google Cloud’s services to enhance the language and interaction capability of the robots and potentially integrate AI features into the robots. We also transitioned several robot services, including navigation map generation, task planning, and path setting, as well as safety zone configuration, to be accessible through web browsers. This enhancement has improved the user experience and made it easier to use and deploy robots. As of the date of this prospectus, the development of GFAI ICP V2.0 has been substantially completed, which has a unified data interface, and includes functionalities for management, operations, providing API interfaces, and integrating third-party products and services. In 2023, to quickly support the robotics business in mainland China, we acquired Cloud Technology Platform (“CTP”) from Shenzhen Kewei. CTP is a cloud-based operational management platform for robot management and robot data, which enables us to provide consistent RaaS services in mainland China as we do in the rest of the regions.

Apart from developing and upgrading our platforms, we also expanded our partnerships and business roadmaps to further develop our AI & robotics sector. As of the date of this prospectus, our operational offices are mainly located in Thailand, Singapore, Malaysia, China, Hong Kong and Macau. In 2022, we also established a partnership with two technology companies, Blue Pin (HK) Limited (Blue Pin) and Riversoft Inc (Riversoft). We co-launched the AI robotic solution with Blue Pin, providing self-check-in/out system for hotels, and with Riversoft, we are developing a Robot Travel Agency (RTA) that can offer travel advice and booking services for tourists. We also started to integrate certain services from Google Cloud to enhance the language and interaction capability of the robots and potentially integrate AI features into the robots. In 2023, as a part of our effort to launch AI assistant solutions, we partnered with iAPP Technology Co., Ltd (iApp) to collaborate on Generative AI robot voice interactions and intelligent Q&A capabilities in Thailand. In Hong Kong and Malaysia, we gained our tractions in forming one of the AI Security Agent solutions by working VRCN Limited (VRCN) to authenticate secure mobile credentials issued to visitors through its idLink cloud-based personalized e-Pass system. This solution applies to events (especially for online ticketing and onsite validating) and shared space management (such as gyms and shared working space, etc.). We later became the official technology partner for The Knights Award Season 2 and Major League Basketball in Malaysia. Additionally, we partnered with Concorde Security Pte (Concorde) in Singapore to integrate Concorde’s security hardware and software systems with GFAI’s robots and PaaS platform, offering customers smarter security services. To further expand on our AI Advertising solutions, especially in the tourism industry, in 2023 we partnered with a major travel agency in China, China International Travel Service Shenzhen Co., Ltd (Nice Tour), to roll out robot store assistants in the Guangdong Province, China. These robot assistants provide services related to travel itinerary inquiries and activity recommendations and serve as advertising agents.

In 2024, we are focusing more on the enhancement of robotic solutions. We prioritized leveraging robots as travel recommendation agents (RTA), successfully promoting our services across the Asia-Pacific region. We integrated delivery robots into various tourist attractions and service scenarios. Our RTA product has effectively connected travel services, enhancing the overall visitor experience. Meanwhile, we expanded our AIoT Robot Advertising business into the U.S. market, with approximately 200 robots deployed in New York. This milestone marks a pivotal step in our broader strategy to enhance our advertising capabilities. We completed the proof-of-concept for our decentralized spatial computing solution on our robots in late August. This innovative development is expected to enhance the functionality and user experience of our robotic solutions. We established a dedicated research and development team in parallel with our operational initiatives. This team has made substantial progress in creating AI agents designed to optimize travel and retail efficiency. Our collaboration with Librum Technologies, Inc. has been a significant advancement, resulting in cutting-edge AI agents that serve as the technological backbone of our solutions.

For the six months ended June 30, 2024 and 2023, our AI & robotics solutions revenues were approximately $0.1 million (0.8%) and $0.4 million (2.4%) of the company’s total revenues, respectively. For the years ended December 31, 2023, 2022 and 2021, our AI & robotics solutions revenues were approximately $0.8 million (2.1%), $1.3 million (3.7%) and $0.4 million (1.0%) of the company’s total revenues, respectively.

We are currently using 3 main kinds of robotics products:

[1]	Reception Robot (T - Series) for indoor stationary applications. It is designed for access control management, voice interaction, attendance management, advertising and can be integrated with many kinds of accessories, such as IC card, printer, ATM card reader, etc.

[2]	Disinfection Robots (S - Series) for indoor applications. It is designed to be deployed indoors with disinfection capabilities and is used primarily at shopping malls, residential buildings, educational institutions, corporate buildings, hospitals, supermarkets, transportation stations, hotels and entertainment venues. It has interactive screen and autonomous navigation using Simultaneous Localization and Mapping (SLAM) and Light Detection and Ranging (LiDar) technologies.

[3]	Delivery Robot (D - Series) for indoor applications. It is designed for indoor applications for autonomous delivery capabilities and is used primarily at hotels, hospitals, restaurants, and office environments. Similar to the S-series, it has an interactive touch screen and autonomous navigation.

In addition, all of our robots include several communications features - the units can transfer data over both 4G LTE networks and Wi-Fi and will be able to incorporate future 5G capabilities.

As a result of our ongoing platform developments and expanded partnerships, we have built our AI & robotics service model with three major sectors: smart devices (robot), platform services, and scenario solutions. We can categorize that as follows:

[1]	AI Assistant.

[2]	AI Security Agent.

[3]	AI Advertising.

AI Assistant

We have developed two products under AI Assistant. Our travel recommendation Agents (“RTA”) utilize the speech output hardware of the T-Series robots and speech functionalities within GFAI ICP and GFAI CTP. Powered by advanced LLM technology, it delivers intelligent and personalized interactions. These assistants provide 24/7 support by understanding customer needs, offering recommendations, and dynamically responding through natural voice outputs by integrating third-party AI functionalities (OpenAI, Google Gemini, etc.) tailored to specific industries.

We are also developing a web-based AI Agents that help customers with personalized trip planning. To achieve this, we built an AI Agent subsystem based on GFAI ICP and GFAI CTP, leveraging LLM technology. This subsystem orchestrates and executes complex tasks, integrates third-party services, and offers core capabilities like knowledge reasoning, contextual understanding, and real-time decision-making. By enabling seamless task management and personalized interactions, it enhances the AI Assistant’s ability to handle customer inquiries and recommendations.

Our AI Assistants not only enhance customer satisfaction but also boost sales and marketing efforts by providing personalized recommendations and facilitating seamless transactions. With our current customer base has higher concentration on retail, tourism, and hospitality industry, we are gearing the development of our AI Assistant solutions towards the industries above.

AI Security Agent

The AI Security Agent utilizes T-series robots to assist personnel in managing tasks at entrances, lobbies, service desks, and other areas. It integrates and interacts with other IoT systems such as access control through GFAI ICP, CTP, and robots. We currently have the following three solutions under this section:

1. We collaborated with VRCN BooknMeet system and launched solution for managing ticketing, appointments and meeting reservations for various events and shared space.

2. We worked with the Hong Kong Housing Authority and launched the AI robotic solution for visitor management at entrances of the buildings.

3. Partnered with Blue Pin, our AI robotic solution that provides hotel Self-Check-in & Check-out system has gain multiple customers’ positive feedback.

Furthermore, our S-Series robots can be integrated with Concorde’s security systems and products, offering security patrol services around public areas. These functionalities are all available for customer use through GFAI ICP or GFAI CTP.

AI Advertising

AI Advertising solutions utilizes the 27-inch display screen of the T-series robots to provide advertising and promotional services. AIoT Robot Advertising is one of the solutions we launched in 2022. Currently, for clients like supermarkets and travel agencies, besides offering AIoT Robot Advertising solution for product and travel routes promotions, we also offer AI assistant services to help with customer inquiries and common Q&A. This dual functionality enhances the utilization rate of the robots.

In 2025, we will continue to enhance RTA solutions and our web-based AI assistant solution in the retail and travel industry through continued AI Agent development and diversifying integrations on the ICP platform.

General Security Solutions Business

We began operating our general security solutions service through the acquisition of the 100% equity interest in Beijing Wanjia on June 22, 2022. Our services include the provision of Smart Retail Operation Management, CCTV and Security Alarm Operation, Security Engineering and Maintenance.

Beijing Wanjia was founded in Beijing, China in 1996. It is a certified National High Technology company in China, a certified High Technology Company of Zhongguancun, and it is the Vice Chairman member of both the China Security & Protection Industry Association and Beijing Security & Protection Industry Association. Beijing Wanjia has three main competitive advantages in the market: a solid technology foundation, a broad service network, and a great brand reputation. With more than 27 years of experience in the general security solutions business, it has developed a technology foundation related to security alarm solutions and gained a stable customer foundation. Combined with the technology in big data cleaning and model building, the self-developed management platform can help to monitor the operation status of retail stores, provide feedback and analysis, and help to offer solutions to improve the operating efficiency and the overall security level of the store. Currently, Beijing Wanjia’s service network is covering more than 600 cities in China and has built a long-term, diversified client base over the past two decades. Most of the customers are among the big players in their representative industries such as finance, retail chain stores, community property management, government facilities etc. Beijing Wanjia’s major customers include Starbucks (China), Watsons, Lukfook Jewelry, Xiabu Xiabu, Agape Optical, etc.

For the six months ended June 30, 2024 and 2023, our general security solutions revenues were approximately $1.7 million (9.5%) and $1.6 million (9.0%) of the company’s total revenues, respectively. For the years ended December 31, 2023, and 2022, general security solutions revenues were approximately $3.6 million (10.0%) and $1.8 million (5.3%) of the company’s total revenues, respectively.

The core services that we provide under our general security solutions include: (i) Commercial Smart Retail Operation Management; (ii) CCTV and Security Alarm Operation; and (iii) Security Engineering and Maintenance.

Commercial Smart Retail Operation Management

Commercial Smart Retail Operation Management is an intelligent management system that is based on big data technology, and the provision of a series of consultant services on store risk evaluation, surveillance and management, anti-fraud checks etc.

CCTV and Security Alarm Operation

Our automatic security alarm system consists of various electronic sensors, security alarms host and the operating surveillance control center. With the support of the Internet of Things (IoT) and communication networks, if there are any abnormal situations that have been detected by the electronic sensors, it will automatically send signals, surveillance pictures and analysis to the control center. Once the data are checked and verified by the surveillance team in the control center, we provide our first response security team onsite to handle the potential security threat. Our offsite security support network is currently covering most of the provinces and cities in China.

Security Engineering and Maintenance

We hold a well-recognized certification in security engineering in China and are equipped with an experienced professional team to perform first-class integrated security projects and provides continuous maintenance services.

In fiscal year 2024, we strengthened our client relationships by securing contracts with two major clients and expanded our business operations into Thailand. We established a dedicated showroom in Thailand and began marketing initiatives to introduce smart retail solutions to existing clients. Looking ahead to 2025, we will continue leveraging our client relationships in Thailand while focusing on localizing our smart retail solutions to meet the diverse needs of our broader retail client base.

Corporate and others

The Corporate and others segment covers the non-operating activities supporting the Company. It comprises our Company’s holdings and treasury organization, including the headquarter and central functions. All listing related expenses are included in the Corporate and others segment. This segment is an administrative-operating segment rather than a revenue-generating operating segment.

Discontinued Operations

We acquired a majority stake in Handshake on March 25, 2021, and began generating our Information Security revenues. The purpose of this acquisition was to provide us with the experience, expertise, and creditability to capitalize on the growing information security market.

Handshake has been providing professional information security consultancy services since 2004 within the Asia Pacific region. The main service Handshake provides is penetration testing, commonly known as ethical hacking or pen testing, which is performed to test a network, computer system, and web application to identify security weaknesses, including the possibility of accessing the system’s data and features by unauthorized parties and strengths that allows a full risk assessment to be completed. In addition, penetration testing increases and measures the installed security solutions on various devices like computers, mobile phones, and other information systems.

Since the completion of acquisition, Handshake has been working on recruiting and training new qualified staff to perform penetration tasks besides the two original shareholders and directors who started the company. However, there is specific requirement for this type of talent, and the recruiting, training, and retaining costs are higher than expected. Meanwhile, compared to other business sectors, the projects Handshake obtained are one-off projects that need hourly-billed staff to proceed and has not formed a consistent recurring revenue in the past 2 years. Therefore, the synergy with our other business sectors is limited. Moreover, it is still unknown that whether U.S. sanctions on technology could negatively impact cybersecurity and PCI work in Hong Kong and subsequently affect Handshake’s business.

Therefore, after taking various factors into consideration, including the goodwill impairment, unsustainable revenue, and client synergy with other business sectors, combined with our strategic growth in AI and robotics, we have completed the separation with Handshake on February 6, 2024.

For the six months ended June 30, 2024 and 2023, and for the years ended December 31, 2023, 2022 and 2021, revenue and results of operations derived from Handshake were presented as discontinued operations. The divestiture with Handshake does not have any materially effects on the company’s liquidity, financial condition or results of operations (including net income or loss) through the separation date.

2025 Business Plan

In 2025, we aim to enhance our business as follows:

1.	Client Base Growth: strengthen existing relationships and expand retail portfolio, in both secured logistics and general security sectors.

2.	AI Innovation & AI Solutions: continue to enhance product functionality through continued AI Agent development, and continue to develop the AI-powered travel assistant solution.

3.	International Expansion: continue to drive the growth of smart retail solutions by localizing the product in Thailand and strategically targeting customized solutions for key existing retail clients.

Corporate Information

Our corporate address is 10 Anson Road, #28-01 International Plaza, Singapore 079903. Our company email address is info@guardforceai.com.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our website can be found at https://www.guardforceai.com. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our Securities.

Organizational Structure

The chart below presents our current corporate structure, as of the date of this prospectus:

Recent Development

On December 4, 2024, we announced a significant advancement in collaboration with Librum Technologies Inc., a Massachusetts-based technology company founded by leading AI researchers and professors. This partnership focuses on developing AI agents that serve as the technological foundation for our AI-powered travel and purchasing solutions.

On September 30, 2024, Mr. Kee Yun Kwan (“Mr. Kwan”), the Company’s previous Chief Operation Officer (“COO”), resigned from his position as the COO of the Company, effective immediately. Mr. Kwan’s previous duties and responsibilities have been assigned to the Company’s existing senior management members. Mr. Kwan’s resignation as the Chief Operation Officer is not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

On September 3, 2024, we entered into a Marketing Services Agreement (the “Marketing Services Agreement”) with Outside the Box Capital Inc. (“OTB”), pursuant to which the Company agreed to issue US $75,000 worth of restricted Ordinary Shares of the Company, calculated at the closing price as of September 3, 2024, to OTB as consideration for its services provided under the Marketing Services Agreement. On September 3, 2024, we issued 69,445 restricted Ordinary Shares of the Company to OTB. The issuance of the shares was made in reliance on an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended, contained in Section 4(a)(2) thereof and Regulations D and/or S thereunder.

On August 15, 2024, we announced our AIoT Robot Advertising to the U.S. and prepared to launch a decentralized spatial computing solution for proof of concept.

On July 17, 2024, we announced that our subsidiary, Beijing Wanjia expanded contracts with two renowned retail clients with expanded service range.

On July 2, 2024, we entered into an At the Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, its ordinary shares, par value $0.12 per share (the “Ordinary Shares”), through the Sales Agent in an “at the market offering” (the “ATM Offering”), as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, for an aggregate offering price of up to $10,862,168.

For the period from July 2, 2024, to the date of this prospectus, the Company issued 7,502,220 Ordinary Shares pursuant to the 2024 ATM offering for gross proceeds of $10,861,671. The Ordinary Shares were sold at prevailing market prices, for an average price per share of $1.45 Pursuant to the ATM Agreement, a cash commission of $271,542 on the aggregate gross proceeds raised was paid to the Sales Agent in connection with its services under the AMT Agreement.

The Company is using the net proceeds raised from the ATM Offering between July 2, 2024, and the date of this prospectus for research and development to further advance its AI and robotic business and technology capabilities, business development, corporate management, talent recruitment, and general working capital.

On June 25, 2024, we announced that our subsidiary, GFCS has secured a 5-year contract to operate the Consolidated Cash Center in Chiang Mai on behalf of Bank of Thailand.

On May 15, 2024, we announced to launch of robotic solutions LinguaBot through a strategic partnership with iApp Technology and also launched Barism and Wish Note solutions.

On May 13, 2024, we entered into a Share Transfer Agreement (the “InnoAI Agreement”) to acquire 100% of the equity interests in InnoAI. Pursuant to the InnoAI Agreement, InnoAI became a wholly owned subsidiary of our Company.

On May 7, 2024, we issued an aggregate number of 288,000 restricted Ordinary Shares under our Amendment No.1 to Guardforce AI Co., Limited 2022 Equity Incentive Plan to the officers and other employees for their service performed in 2023.

Corporate History

GF Cash (CIT), Guardforce AI’s legacy business, was incorporated in 1982 in Thailand and has been operating in the cash-in-transit, or CIT, industry since inception. Guardforce was incorporated on April 20, 2018, in the Cayman Islands as a holding company with a goal to acquire the business of GF Cash (CIT) which operates as our indirect subsidiary.

Upon our organization, on April 20, 2018, we issued 416,442 ordinary shares to our founders and initial officers and directors, for a total purchase price of $50,000.

On December 16, 2019, we entered into the Merger Agreement with VCAB. Upon the closing of the Merger which became effective March 10, 2020, VCAB merged with and into the Company and the separate existence of VCAB ceased. Pursuant to the terms of the Merger Agreement, on or about March 10, 2020, we issued 17,235 to approximately 670 designated and Bankruptcy Court approved Claim Holders. On March 19, 2021, we issued the remaining 4,689 to the Claim Holders. In the aggregate, we have issued an aggregate of 21,924 Plan Shares to VCAB’s holders of Class 5 Claims. We issued the Plan Shares in reliance on the exemption provided by Section 1145 of the United States Bankruptcy Code.

On January 8, 2020, Guardforce AI Service Ltd. entered into two agreements with, and transferred 20,833 ordinary shares each to Mr. Terence Wing Khai Yap, our Chairman and Ms. Lei Wang, our Chief Executive officer. The shares, deemed as issuances by us, were transferred to Mr. Yap and Ms. Wang as compensation for serving in their roles as our Chairman and Chief Executive Officer, respectively.

On February 4, 2021, we entered into a purchase and sale agreement to acquire a 51%, or majority, interest in Handshake in exchange for 1,091 restricted ordinary shares. This acquisition was completed on March 25, 2021. The restricted ordinary shares that we issued to the seller (“Consideration Shares”) were subject to a two-year lockup and certain share claw back provisions. After careful consideration and review of the overall business performance, the impaired goodwill, and our future growth strategy, we completed the separation with Handshake on February 6, 2024. On February 6, 2024, Guardforce AI transferred 510 shares of Handshake back to its original shareholders in exchange for returning 1,091 restricted ordinary shares issued by us. The cancellation of the returned 1,091 shares was effective on March 4, 2024.

On September 28, 2021, we entered into an underwriting agreement with EF Hutton, division of Benchmark Investments, LLC, as the representative for the underwriters listed on Schedule 1 thereto, relating to the initial public offering of 90,309 units of the Company, at a price to the public of $166 per unit, with each unit consisting of one ordinary share of the Company, par value $0.12 per share, and a warrant to purchase one ordinary share, before underwriting discounts and commissions. Each ordinary share was sold together with one warrant to purchase one ordinary share. Each whole share exercisable pursuant to the warrants had an exercise price per share at $1.30, as adjusted pursuant to Section 3(b) of the ordinary share purchase warrant. The warrants were immediately exercisable and will expire on the fifth anniversary of the original issuance date. The units were not certificated. As a result of the 2023 share consolidation, on March 8, 2023, we issued a Notice regarding Adjustment of Exercise Price to our public warrant holders that as a result of the share consolidation, the exercise price under the public warrant was proportionately increased from $0.16 to $6.40, the exercise price under the private warrant was proportionately increased from $0.18 to $7.20. If any holder exercises one warrant, one-40th (1/40) ordinary share will be received in cash (by Cash in Lieu), holders must exercise at least 40 warrants to receive 1 ordinary share. The public warrant exercise price was further adjusted to $4.65 due to the confidentially marketed public offering completed by May 5, 2023, pursuant to the anti-dilution provisions. We sent notices to the warrant holders regarding this adjustment in exercise price on May 5, 2023.

On October 1, 2021, we closed our initial public offering. The initial public offering was made pursuant to the Company’s Registration Statement on Form F-1 (File No. 333-258054) that was filed with the SEC and became effective on September 28, 2021.

On November 1, 2021, we entered into a Transfer Agreement (the “Singapore Agreement”) to acquire 100% of the equity interests in AI Singapore. Pursuant to the Singapore Agreement, AI Singapore became a wholly owned subsidiary of our Company.

On November 18, 2021, we entered into a Transfer Agreement (the “Macau Agreement”) to acquire 100% of the equity interests in Macau GF. Pursuant to the Macau Agreement and upon the closing of the acquisition, Macau GF became a wholly owned subsidiary of the Company. The acquisition was closed on February 9, 2022.

On November 18, 2021, the Company entered into another Transfer Agreement (the “Malaysia Agreement”) to acquire 100% of the equity interests in Malaysia GF. Pursuant to the Malaysia Agreement and upon the closing of the acquisition, Malaysia GF became a wholly owned subsidiary of the Company. The acquisition was closed on January 20, 2022. The acquisitions of Macau GF and Malaysia GF provide the Company entry into the Macau and Malaysia markets with a focus on education, hospitality, retail and corporate sectors.

On January 20, 2022, we completed a private placement with several investors, wherein a total of 197,999 ordinary shares were issued at a purchase price of $7.2 per share, with each investor also received a warrant to purchase up to a number of ordinary shares equal to 150% of the number of ordinary shares purchased by such investor in the private placement, at an exercise price of $7.2 per share (the “Purchaser Warrants”), for a total purchase price of approximately $10.3 million. The Purchaser Warrants were immediately exercisable on the date of issuance, and would expire five years from the date of issuance and had certain downward pricing adjustment mechanisms, including with respect to any subsequent equity sale that was deemed a dilutive issuance, in which case in July 2022, the exercise price of the Purchaser Warrants was adjusted to a floor price of $7.20 per share. The private warrant exercise price was further adjusted to $4.65 due to the confidentially marketed public offering completed by May 5, 2023, pursuant to the anti-dilution provisions. We sent notices to the warrant holders regarding this adjustment in exercise price on May 5, 2023.

On January 20, 2022, we ceased to be a “controlled company” under the rules of the Nasdaq Stock Market, or Nasdaq. As a foreign private issuer, we have the option to follow certain Cayman Islands corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Cayman Islands practices we follow instead. We are currently electing to follow home country practices in Cayman Islands with regard to certain corporate governance matters. See “Risk Factors- Risks Relating to Our Securities - As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.”

On January 25, 2022, we adopted the Guardforce AI Co., Limited 2022 Equity Incentive Plan, or the Plan. The purposes of the Plan are to (a) promote the long-term growth and profitability of the Company, and any affiliate to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long-term success; (b) provide incentives that align the interests of employees, consultants and directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business. On December 27, 2023, we held our 2023 annual general meeting of members to approve an amendment to the Plan to increase the total number of Ordinary Shares available for grant under the Plan from 79,500 ordinary shares, par value $0.12 per share (as may be adjusted for share splits, reverse share splits, share dividends, recapitalization or other similar events from time to time), to an aggregate number of Ordinary Shares that may be reserved for issuance under the Plan as may be determined, in its sole and absolute discretion, by the Committee (as defined in the Plan) or the board of directors of the Company, which shall not exceed 15% of the issued and outstanding Ordinary Shares at the time of the granting of awards, less the aggregate number of Ordinary Shares then reserved for issuance pursuant to any other share compensation arrangement.

The Plan provides incentives in the form of incentive share options, non-qualified share options, restricted shares, restricted share units, share appreciation rights, performance Share awards and performance compensation awards to employees, directors, and consultants of the Company or any affiliates of the Company and the Plan would expire on January 25, 2032. See the Reports on Form 6-K furnished on January 27, 2022, and January 2, 2024, for more information of the Plan.

As of the date of this prospectus, 346,500 restricted ordinary shares are currently issued and outstanding, and 1,128,056 of our ordinary shares remain available for grant under the Plan.

On February 8, 2022, we entered into a Commissioned Development Agreement with Shenzhen Kewei, wherein Shenzhen Kewei would develop a robotics management platform named GFAI Intelligent Cloud Platform V2.0 for us. The initial term of the Commissioned Development Agreement was from February 8, 2022, until December 31, 2024, in accordance with certain development milestones listed in an exhibit to this report. We agreed to deliver payment to Shenzhen Kewei in the amount of $5,000,000, discounted to $3,000,000 provided the Company were to issue a one-time, lump sum payment within five (5) business days of the execution of the Agreement. We would be the sole owner of all intellectual property rights in the GFAI Intelligent Cloud Platform V2.0. The Agreement is governed by and construed in accordance with the laws of Hong Kong. The full payment of $3,000,000 was made in February 2022. As of the date of this prospectus, Shenzhen Kewei had completed the development of GFAI Intelligent Cloud Platform V2.0.

Although Shenzhen Kewei is affiliated with the Company, after careful consideration, the board of directors of the Company unanimously determined that the quotation received from Shenzhen Kewei was just, equitable and fair to the Company and that it would be in the best interests of the Company to enter into the Agreement with Shenzhen Kewei.

On February 28, 2022, we entered into a Strategic Partnership Agreement with SBC Global Holdings Inc. (“SBC”), wherein the Company and SBC would collaborate on the sale and leasing of robots in the United States. The strategic partnership was in lieu of the previously proposed acquisition. As part of the partnership the Company would establish a wholly owned U.S. subsidiary and will commit additional resources to develop the business to meet demand while working closely with SBC to accelerate overall U.S. market penetration. As part of the Agreement, SBC would refer customers to the Company. The Company and SBC would work together on a non-exclusive basis and each of the Company and SBC may enter into similar arrangements and agreements with any other parties. Management team of our Company believes that the Strategic Partnership Agreement with SBC was made in the ordinary course of business. On May 8, 2022, the Strategic Partnership Agreement with SBC was terminated.

On March 9, 2022, we received a written notification from the Nasdaq Listing Qualifications Department (the “Notification Letter”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the past 30 consecutive business days, the closing bid price for the Company’s ordinary share had been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”).

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s ordinary shares for the 30 consecutive business days from January 25, 2022 to March 8, 2022, the Company no longer met the minimum bid price requirement.

The Notification Letter didn’t impact the Company’s listing of its ordinary shares on the Nasdaq Capital Market at that time. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was given 180 calendar days, or until September 6, 2022 to regain compliance with Rule 5550(a)(2). To regain compliance, the Company’s ordinary shares had to have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days. If the Company did not regain compliance during such 180-day period, the Company may be eligible for an additional 180 calendar days, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq except for Nasdaq Listing Rule 5550(a)(2), and provide a written notice of its intention to cure this deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, then Nasdaq would notify the Company of its determination to delist the Company’s ordinary shares, at which point the Company will have an opportunity to appeal the delisting determination to a Hearings Panel. If at any time before September 6, 2022, the bid price of the shares closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the company has achieved compliance with the minimum bid price requirement and will consider such deficiency matters closed.

On April 11, 2022, we received a letter from Nasdaq informing that we regained compliance with the minimum bid price requirement under Nasdaq listing rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. This requirement was met on April 8, 2022, the tenth consecutive trading day when the closing bid price of the Company’s ordinary share was over $1.00.

On May 27, 2022, Guardforce AI Co., Limited (the “Company”) received a written notification from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum bid price requirement set forth in Nasdaq rules for continued listing on the Nasdaq, based on the closing bid price of the Company’s ordinary shares for 30 consecutive business days from April 14 to May 26, 2022 was under $1.00 per share and the Company was provided 180 calendar days, or until November 23, 2022, to regain compliance.

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Company’s Ordinary Shares did not regained compliance with the minimum $1 bid price per share requirement based on the closing bid price of the Company’s Ordinary Shares for any consecutive period of 30 business days from May 27, 2022, to November 23, 2022.

The Notification Letter did not impact the Company’s listing on the Nasdaq Capital Market at that time. On November 28, 2022, the Company received a written notification (the “Notification Letter”) from Nasdaq, notifying the Company that it was eligible for an additional 180 calendar day period, or until May 22, 2023, to regain compliance. To regain compliance, the Company’s Ordinary Shares had to have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by May 22, 2023, the Company may face delisting.

Pursuant to the approval of its board of directors and the approval of its shareholders at the Company’s extraordinary general meeting held on Tuesday, January 31, 2023, at 11:00 a.m. (Hong Kong standard time), we effected a 1-for-40 consolidation of its ordinary shares. On February 2, 2023, Conyers Trust Company (Cayman) Limited, the Secretary of the Company, filed two certificates certifying the ordinary resolutions passed by the shareholders with the Registrar of Companies of the Cayman Islands. The share consolidation was effective upon passing of the ordinary resolutions on January 31, 2023. The Company’s ordinary shares began trading on the NASDAQ Capital Market on a post-consolidation basis when the market opened on February 10, 2023.

On February 28, 2023, we received a letter from Nasdaq informing that we regained compliance with the minimum bid price requirement under Nasdaq listing rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. This requirement was met on February 28, 2023, the tenth consecutive trading day when the closing bid price of the Company’s ordinary share was over $1.00.

On March 11, 2022, the Company entered into a Sale and Purchase Agreement with Shenzhen Kewei to acquire 100% of the equity interests in Shenzhen GFAI and Guangzhou GFAI. This acquisition was completed on March 22, 2022. The acquisition purchase price of $10,000,000 were paid in a mix of cash (10%) and restricted ordinary shares of the Company (90%). On March 22, 2022, we issued 53,571 restricted ordinary shares to the sellers’ designated parties. During the year ended December 31, 2023, we recognized full impairment losses on Shenzhen GFAI Robot Technology Co., Limited and Guangzhou GFAI Technology Co., Limited’s goodwill and intangible assets acquired from the acquisition. There was significant decline in the market demand on our robotic products that was launched during the Covid pandemic. However, we believe that our Chinese customers are still interested in using robots, thus, in 2024, we plan to focus on the development AI solutions to meet customers’ needs and continue developing the China market through our subsidiaries in China.

On March 21, 2022, we signed a non-binding letter of intent (the “LOI”) with Shenzhen Kewei and Shenzhen Yeantec Co., Limited (together, the “Kewei Group”) to purchase up to 36 of the Kewei Group’s subsidiaries located in China. Under the LOI, in the first of two phases, we would acquire eight of the Kewei Group companies. The second phase provides us with the right of first refusal to purchase the remaining 28 companies within a period of 24 months from the date of the signing of the LOI. The purchase of the additional 28 companies would be dependent on the Company’s operational plans. The Company expected to sign the definitive agreement for the phase one acquisitions before the end of May 2022.

The purchase price for the eight phase one companies would be based upon a valuation that is equal to one-time (from 2022 to 2026) projected average revenues for the eight companies estimated to be $30 million and would be paid in a mix of cash (10%) and Company restricted shares (90%) at a price of $80 per share. The Company would be required to pay Kewei Group the 10% cash component ($3,000,000) of the purchase price as a deposit and Kewei Group would deliver to the Company 100% of the outstanding share capital of the eight phase one companies as a pledge, within 10 days of the signing of the LOI. The acquisition was subject to, among other things, the satisfactory completion of due diligence by the Company, the entry into definitive agreements and any required third-party consents. On May 24, 2022, we acquired Beijing Wanjia Security System Co., Ltd. (“Beijing Wanjia”), one out of the eight phase one companies. On September 13, 2022, we terminated the acquisition of the remaining seven companies out of the eight phase one companies.

On April 6, 2022, we and certain investors entered into a securities purchase agreement (the “April 2022 SPA”), pursuant to which we agreed to sell to such investors an aggregate of 218,484 ordinary shares in a registered direct offering (the “Registered Direct Offering”). As a result of the Registered Direct Offering, the exercise price of the Company’s Private Warrants was adjusted to $46 pursuant to the antidilution provisions of s warrants, the exercise price was further adjusted to $7.20 to purchase 1 share upon the securities purchase agreement with Streeterville Capital (see below).

On May 24, 2022, we entered into a Sale and Purchase Agreement (the “Yeantec Agreement”) with Shenzhen Yeantec to acquire 100% of the equity interests in Beijing Wanjia Security System Co., Ltd. (“Beijing Wanjia”) from Shenzhen Yeantec. The acquisition was closed on June 22, 2022. The acquisition purchase price of $8,400,000 was paid in a mix of cash (10%) and restricted ordinary shares of the Company (90%). On June 16, 2022, the Company issued 94,500 restricted Ordinary Shares to the sellers’ designated parties.

On June 16, 2022, a total of 243,000 shares were issued as a deposit to acquire 100% of the equity interests in the remaining seven Kewei Group companies out of the eight phase one companies. On September 13, 2022, we signed a termination agreement with the shareholders of seven Kewei Group companies to terminate such acquisition, which shares were subsequently cancelled on February 13, 2023. On February 13, 2023, 243,000 restricted ordinary shares were returned and canceled.

On July 12, 2022, we entered into warrant solicitation inducement letters (the “Inducement Letters”) with several accredited investors that are existing holders (collectively, the “Exercising Holders”) of its Private Warrants wherein the investors agreed to exercise 139,547 outstanding Private Warrants (the “Existing Warrants”) to purchase an aggregate of 139,547 ordinary shares for cash, at an exercise price reduced by the Company from $46 per share to $9.52 per share (the “Warrant Exercise”). In consideration for the immediate exercise of the Existing Warrants for cash, the Company would issue one-half (1/2) of an Ordinary Share (the “Share Consideration”) for each Warrant Exercise. As a result, the Exercising Holders would receive approximately 69,773 ordinary shares as Share Consideration. We expected to receive aggregate net proceeds of approximately $1.23 million from the exercise of the Existing Warrants by the Exercising Holders, after deducting fees and expenses. As a result of the Warrant Exercise, the exercise price of the Company’s Public Warrants was adjusted to $6.40 to purchase 1 share and the exercise price of the Company’s Private Warrants was adjusted to $9.52 to purchase 1 share, which was the floor price of the Private Warrants, pursuant to the antidilution provisions of both warrants. The Company would send notices to warrant holders regarding the adjustment of exercise price on July 13, 2022. In addition, in connection with the transactions contemplated by the Inducement Letters, we obtained waivers and amendments from the requisite investors under the January 2022 SPA and the April 2022 SPA to eliminate the prohibition on variable rate transactions set forth in such agreements. EF Hutton, division of Benchmark Investments, LLC acted as warrant inducement agent and financial advisor in connection with the transaction.

On June 22, 2022, we closed the acquisition of 100% equity interests in Beijing Wanjia from Shenzhen Yeantec.

On August 31, 2022, our previous Chairman Terence Wing Khai Yap (“Mr. Yap”) resigned as the Chairman of the Board of the Company, and Ms. Chung Chi Ng (“Ms. Ng”) resigned as the Chief Financial Officer of the Company, effective as of August 31, 2022. On the same date, the board of directors (the “Board”) of the Company appointed Ms. Lei Wang (“Ms. Wang”) as the Chairman of the Board of the Company, Mr. Lin Jia (“Mr. Jia”) as the President of the Company, Mr. Yu-Heng Ma (“Mr. Ma”) as the Chief Financial Officer of the Company and Mr. Mingchang Liu (“Mr. Liu”) as the Chief Technology Officer of the Company. Please refer to our 6-K furnished on September 2, 2022.

On September 13, 2022, we signed a letter of intent to acquire Shenzhen Kewei, a high-tech robotics affiliated company specializing in developing robotics software solutions and robotics management platforms, as well as robotics sales and technical services. We subsequently changed this intent business acquisition to acquisition of asset. On December 21, 2022, we signed an asset purchase agreement with Shenzhen Kewei, to purchase certain of Shenzhen Kewei’s robot-related business assets in China.

On September 19, 2022, we announced that we were awarded a 5-year contract by the Bank of Thailand to manage its Consolidated Cash Centers (CCCs) in the city of Ubonratchathani and the city Phitsanulok in Thailand.

On September 23, 2022, we announced our partnership agreement with Riversoft Inc., a Peakwork Company who specializes in travel management software, to co-develop and co-launch contactless travel services with its existing GFAI’s Concierge robots.

On October 25, 2022, we entered into a securities purchase agreement (the “Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which the Company issued the Investor an unsecured convertible promissory note on October 25, 2022 in the original principal amount of $1,707,500.00 (the “Note”), convertible into Ordinary Shares, par value then being $0.12 per share, of the Company (the “Ordinary Shares”). The Note bore simple interest at a rate of 8% per annum. All outstanding principal and accrued interest on the Note would become due and payable on the maturity date (the “Maturity Date”), which was twelve months after the purchase price of the Note is delivered by Investor to the Company. The Company could pay all or any portion of the amount owed earlier than it was due; provided that in the event the Company elected to prepay all or any portion of the outstanding balance, the Company would pay to the Investor 120% of the portion of the outstanding balance the Company elected to prepay. Early payments of less than all principal, fees and interest outstanding would not, unless agreed to by Investor in writing, relieve the Company of the Company’s remaining obligations hereunder. Under the Agreement, while the Note was outstanding, the Company agreed to keep adequate public information available and maintain its Ordinary Shares listed on Nasdaq. Upon the occurrence of a Trigger Event (as defined in the Note), the Investor would have the right to increase the balance of the Note by 10% for Major Trigger Event (as defined in the Note) and 5% for Minor Trigger Event (as defined in the Note). The Note and the Agreement triggered the participation rights of the Company’s private warrants holders (the “Holders”), pursuant to that Securities Purchase Agreement dated January 18, 2022 (the “PIPE Purchase Agreement”), in which the Company issued to the Holders Ordinary Shares, and Ordinary Share purchase warrants. According to the PIPE Purchase Agreement, each Holder had the right to participate up to an amount equal to 35% of the Subsequent Financing (as defined in the PIPE Purchase Agreement) in the aggregate on the same terms, conditions and price provided for in the Subsequent Financing. The Company provided notice to the Holders regarding the Holders’ participation rights on October 24, 2022. None of the Holders elected to participate within the prescribed time frame. In addition, as a result of the Company entering into the Agreement and issuing the Note, the exercise price of the Company’s private warrants was being adjusted to $7.20 to purchase 1 share, which was the floor price of the Note, pursuant to the antidilution provisions of the private warrants. The Company sent notices to the private warrant holders regarding the adjustment of exercise price on October 26, 2022. On April 17, 2023, CVP delivered to the Company a conversion notice informing the Company that CVP had elected to convert a portion of the Note balance $1,238,400 at the conversion price of $7.20 into restricted ordinary shares of the Company. In connection with this conversion, the Company issued 172,000 restricted ordinary shares to CVP on April 19, 2023. On October 25, 2023, the Company paid $554,238 to CVP to fully settle the remaining Note balance.

On December 19, 2022, our former Chief Technology Officer (“CTO”), Mingchang Liu, resigned from his position as CTO of the Company. Mr. Liu’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 21, 2022, we entered into an asset purchase agreement (the “Agreement”) with Shenzhen Kewei, to purchase certain of Shenzhen Kewei’s robot-related business assets in China. Under the terms of the Agreement, the Company will acquire, and Shenzhen Kewei would transfer to the Company, select robotic equipment assets, Shenzhen Kewei’s client base, sales pipeline and related sales channels and staff, as well as provide the Company with rights to the permanent use of its patents. The purchase price for these assets was 2.1 million US dollars, which had been fully paid in the form of 262,500 restricted ordinary shares of the Company based on a price of $8.00 per share. The acquisition was closed on February 15, 2023.

On December 31, 2019, Guardforce TH entered into a loan agreement with Profit Raider Investment Limited (the “Loan”). On March 11, 2020, Guardforce TH entered into a second supplemental agreement to the loan agreement with Profit Raider to extend the due date of the Loan to December 31, 2020. On March 13, 2020, the Company’s Board of Directors approved the transfer of 1,666,666 ordinary shares of the Company from Guardforce AI Technology to Profit Raider. As a result of this share transfer, Profit Raider has been deemed an affiliate of the Company. On December 31, 2020, the Loan was extended to December 31, 2022 with the same terms and conditions by entering into a third supplemental agreement between Guardforce TH and Profit Raider. On September 29, 2022, Profit Raider entered into a deed of assignment and transfer (the “Assignment Deed”) with WK Venture, as a result, the Loan was assigned and transferred to WK Venture. On December 30, 2022, the loan with WK Venture was extended to December 31, 2024, with the same terms and conditions, by entering into a fourth supplemental agreement (the “Fourth Supplemental Agreement”) between Guardforce TH and WK Venture. On September 28, 2023, we entered into a loan conversion agreement with WK Venture Success Limited to convert its outstanding loans including $13.4 million of principal and $2.5 million of accrued interest to ordinary shares at a conversion price of $5.40 per share which is more than a 29% premium to the previous closing price of our stock on September 28, 2023. As a condition to the execution of the loan conversion agreement, WK Venture and the other entities on the loan conversion agreement executed a Voting Agreement and Irrevocable Proxy (the “Voting Agreement”), which grants Ms. Lei Wang the authority to act as a voting proxy for holders of the converted shares at the general meetings of the shareholders of the Company, subject to the Company’s adopted second amended and restated memorandum and articles of association, as amended from time to time. In October 2023, the Company issued 2,947,150 restricted ordinary shares to fully settle this loan.

On January 13, 2023, we announced that we have secured a 5-year contract and a 3-year contract with pre-existing customers for its secured logistics and cash handling services. Our 5-year contract is with Don Muang Tollway Public Company Limited (“DMT”), a toll facility management company that constructs and manages toll roads, and our 3-year contract is with a renowned retail chain store in Thailand.

Pursuant to the approval of its board of directors and the approval of its shareholders at the Company’s extraordinary general meeting held on Tuesday, January 31, 2023, at 11:00 a.m. (Hong Kong standard time), we effected a 1-for-40 share consolidation of our ordinary shares. On February 2, 2023, Conyers Trust Company (Cayman) Limited, the Secretary of the Company, filed two certificates certifying the ordinary resolutions passed by the shareholders with the Registrar of Companies of the Cayman Islands. The share consolidation was consummated upon passing of the ordinary resolutions on January 31, 2023. Our ordinary shares began trading on the NASDAQ Capital Market on a post-consolidation basis on February 10, 2023. No change was made to the trading symbol for the Company’s shares of common stock and warrants, “GFAI” and “GFAIW”, respectively, in connection with the share consolidation.

On February 23, 2023, we announced our Artificial Intelligence of Things (AIoT) Robot Advertising contract with a local government office in Macau to promote shows, exhibitions, and forums on approximately 165 robots for a total period of 20 weeks.

On March 22, 2023, our wholly owned subsidiary GFAI Vietnam was formally de-registered.

On May 5, 2023, we completed a confidentially marketed public offering (the “CMPO”) pursuant to a “shelf” registration statement on Form-3 (file No. 333-261881). We issued 1,720,430 ordinary shares, par value $0.12 per share at a public offering price of $4.65 per share. The underwriters, EF Hutton, division of Benchmark Investments, LLC, exercised their over-allotment option in full for an additional 258,064 ordinary shares at the time of the closing. As a result, the aggregate gross proceeds of the Offering, including the over-allotment, were approximately $9.2 million, prior to deducting underwriting discounts and other Offering expenses. In connection with the CMPO, the exercise price of the Company’s public and private warrants has been adjusted to $4.65, pursuant to the anti-dilution provisions of both types of warrants. We sent notices to the warrant holders regarding this adjustment in exercise price on May 5, 2023.

On May 15, 2023, we completed the second CMPO pursuant to a “shelf” registration statement on Form-3 (file No. 333-261881). We issued 2,580,600 ordinary shares, par value $0.12 per share at a public offering price of $4.65 per share. The underwriters, EF Hutton, division of Benchmark Investments, LLC, exercised their over-allotment option in full for an additional 387,090 ordinary shares at the time of the closing. As a result, the aggregate gross proceeds of the Offering, including the over-allotment, were approximately $13.8 million, prior to deducting underwriting discounts and other Offering expenses.

On July 20, 2023, we announced the partnership with Concorde Security Pte Ltd, a leading security provider in Singapore, to co-launch a new robotic security solution in Singapore.

On August 31, 2023, we entered into Amendment No.2 to the independent director agreements with each of John Fletcher, David Ian Viccars and Donald Duane Pangburn (collectively, the “Independent Director Agreement Amendments”). Commencing on January 1, 2023, the Independent Director Agreement Amendments increased each of Mr. Fletcher’s, Mr. Viccars’, and Mr. Pangburn’s annual equity compensation from 250 restricted ordinary shares to 20,000 restricted ordinary shares of the Company. On March 6, 2024, we issued an aggregate number of 60,000 restricted ordinary shares to the three independent directors as annual equity compensation in connection with their 2023 services and another aggregate number of 60,000 restricted ordinary shares as annual equity compensation in connection with their 2024 services to be performed.

On August 31,2023, we entered into amendments to its consulting agreements with each of Lei Wang, the Company’s Chief Executive Officer and Chair of the Board, and Jia Lin, the Company’s President (collectively, the “Consulting Agreement Amendments”). The Consulting Agreement Amendments increase Ms. Wang’s annual base salary from $390,000 to $650,000 per year and Mr. Lin’s annual base salary from $140,000 to $180,000, effective as of September 1, 2023.

On September 12, 2023, we announced that we secured a 2-year contract, offering end-to-end cash management solutions in this contract in Bangkok, Thailand.

On October 17, 2023, we announced that we secured a three-year contract with a leading Japanese retailer in Thailand, offering end-to-end cash management solutions.

On December 7, 2023, GFAI Technology was incorporated in the British Virgin Islands under the BVI Business Companies Act, 2004. GFAI Technology is a 100% owned subsidiary of our Company.

On January 8, 2024, GFAI Technology (Hong Kong) was incorporated in Hong Kong. GFAI Technology (Hong Kong) is a 100% owned subsidiary of GFAI Technology.

On January 17, 2024, we appointed Yuting (Catherine) Zuo as Chief Financial Officer. Yuheng (Brian) Ma resigned from the company on the same day, and Mr. Ma’s resignation was not the result of any disagreements with the Company.

On February 6, 2024, we entered into a Sale and Purchase Agreement (the “Purchase Agreement”), by and among the Company, Handshake Networking Limited (the “Target”), and three Hong Kong residents (the “Purchasers”), in which the Company sold 510 ordinary shares of the Target, representing 51% of the issued and outstanding share capital of the Target, to the Purchasers in exchange for (i) $510 Hong Kong dollars (approximately $65 U.S. dollars) and (ii) the cancellation of 1,091 ordinary shares of the Company beneficially owned by the Purchasers. As a result of this transaction, the Target ceased to be a subsidiary of the Company.

The Purchase Agreement stipulated that, among other things, (i) the Target shall pay off a loan (inclusive of principal in the amount of US$100,000.00 and accrued interest in the amount of US6,747.11 as of February 6, 2024) that the Target owes to the Company and (ii) the Purchasers shall enter into a cancellation agreement (the “Cancellation Agreement”) with the Company to cancel 1,091 ordinary shares of the Company beneficially owned by the Purchasers.

Risk factors summary

There are a number of risks that you should consider and understand before making an investment decision regarding securities that we are offering. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth or incorporated by reference in the section titled “Risk Factors” and before deciding whether to invest in our securities. These risks include, but are not limited to:

Risks Relating to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	Our negative operating profits may raise substantial doubt regarding our ability to continue as a going concern;

●	We currently report our financial results under IFRS;

●	We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our recent revenues;

●	Changes to legislation in Thailand may negatively affect our business;

●	In the future we may not be able to use the Guardforce trademark, which could have a negative impact on our business;
●	The AI industry is confronting a multitude of challenges across different dimensions, including laws & regulations, regulatory compliance, ethical and societal considerations. Failure to comply with the updated rules and regulations may lead to financial loss, or reputational damage.

●	Implementation of our AI & robotics solution has required, and may continue to require, significant capital and other expenditures, which we may not recoup;

●	Divestiture of previously acquired Handshake may affect certain investors’ interest in our business growth.

●	We may fail to successfully integrate our other acquisitions of Shenzhen GFAI, Guangzhou GFAI, and Beijing Wanjia, and may fail to realize the anticipated benefits and resulted in losing the goodwill of these subsidiaries;

Risks Relating to our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●	We rely upon structural arrangements to establish control over certain entities and government authorities may determine that these arrangements do not comply with existing laws and regulations.

●	You may have difficulty enforcing judgments obtained against us.

Risks Relating to Doing Business in Thailand

Risks and uncertainties related to doing business in Thailand include, but are not limited to, the following:

●	A severe or prolonged downturn in the global economy or the markets that we primarily operate in could materially and adversely affect our revenues and results of operations;

●	We are vulnerable to foreign currency exchange risk exposure;

●	The ability of our subsidiaries to distribute dividends to us may be subject to restrictions under the laws of their respective jurisdictions;
●	Unexpected increases in minimum wages in Thailand would reduce our net profits;
●	Increases in fuel cost would negatively impact our cost of operations;

Risks Relating to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	Changes in regional or global economic, political or social conditions or government policies could have a material adverse effect on our business and operations in China;

●	We may be exposed to compliance costs and regulatory risks if we fail to fully and accurately understand the laws and regulations under the PRC legal system and our business operation may be adversely affected;

●	If the regulations related to the business operations of our PRC subsidiaries change significantly in the future and our PRC subsidiaries are not able to substantially comply with such regulations, the business operations of our PRC subsidiaries may be materially and adversely affected, and the value of our ordinary shares may significantly decrease;

●	Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, as well as additional laws, regulations, and guidelines that the Chinese government promulgates in the future may entail significant expenses and could materially affect our business;

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may affect us from using proceeds from our future financing activities to make loans or additional capital contributions to our PRC subsidiaries;

●	PRC laws and regulations establish certain procedures in connection with certain acquisitions of China-based companies by foreign investors, especially when such investor has a related party relationship with the China-based companies, which could make it more difficult for us to pursue growth through acquisitions or mergers in China;

Risks Relating to Our Securities

Risks and uncertainties related to our securities include, but are not limited to, the following:

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the report based on foreign laws;

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies;

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares; and

●	Future issuances of debt securities, which would rank senior to our ordinary shares upon our bankruptcy or liquidation, and future issuances of preferred shares, which could rank senior to our ordinary shares for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Risks Relating to Our Business and Industry

Our negative operating profits may raise substantial doubt regarding our ability to continue as a going concern.

As of December 31, 2023, our operating losses raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern requires us to obtain additional financing to fund our operations. The perception of our ability to continue as a going concern may make it more difficult for us to obtain financing or obtain financing on favorable terms for the continuation of our operations and could result in the loss of confidence by investors, suppliers, and employees. If we are not successful in raising capital through equity offerings, debt financings, collaborations, licensing arrangements or any other means or are not successful in reducing our expenses, we may exhaust our cash resources and be unable to continue our operations. If we cannot continue as a viable entity, our shareholders would likely lose most or all their investment in us.

Risk relating to research and development activities on AI technology.

AI has been developing faster than the market expected, especially with the rapid evolvement of foundational models that leading AI companies such as OpenAI and Google launched. In our AI technology R&D endeavors, we may encounter challenges spanning technological complexity, intellectual property concerns, data privacy and security risks, and regulatory compliance hurdles. The intricate nature of AI technology may exceed expectations, potentially infringing upon existing intellectual property rights, necessitating robust protection of data privacy and security, and confronting increasingly stringent regulatory compliance demands.

Secured logistics:

Our competition mainly comes from international companies like Brinks and Armaguard. There are also several local CIT companies having very good relationships with their customers. Additionally, we are facing potential competition from the commercial banks which market their own cash management solutions to their customers and hire CIT companies as their subcontracted CIT suppliers. Furthermore, many banks have their own captive CIT subsidiaries to serve them exclusively.

Our business model requires significant fixed costs associated with offering many of our services including, but not limited to, costs to operate a fleet of armored vehicles. Because we believe we have competitive advantages such as brand name recognition and a reputation for a high level of service and security, we resist competing on price alone. However, continued pricing pressure from competitors or failure to achieve pricing based on the competitive advantages identified above could result in lost volume of business and could have an adverse effect on our business, financial condition, results of operations and cash flows. In addition, given the highly competitive nature of our industry, it is important to develop new solutions and product and service offerings to help retain and expand our customer base. Failure to develop, sell and execute new solutions and offerings in a timely and efficient manner could also negatively affect our ability to retain our existing customer base or pricing structure and have an adverse effect on our business, financial condition, results of operations and cash flows.

General Security Solutions:

The competition is intense in China as there are many local and international companies providing the same security alarm installation service. Additionally, the economy and business are affected by the government policies that could be changed rapidly.

Most of our business is sub-contracted to local service providers that we are unable to monitor or control the sub-contractors’ quality of service provided to our end customers. We may lose the major customers if they are dissatisfied with the services.

AI & Robotics Solutions:

The robotics industries in Thailand, China, other Asia Pacific countries, and the United States and globally are still in their infancy. Within the robotics manufacturing field, the competition is high as most competitors are engaged in selling robots as a stand-alone product. Our business model started from a robotics-as-a-service model (RaaS) based upon the robots manufactured by related-party robotics manufacturers. There can be no assurance that these robotics manufacturers will not change their business model to offer RaaS solution globally and compete against us. Should this occur, it will negatively affect our ability to compete effectively and, as a result, this may have an adverse effect on our business strategy and plans for rolling out our robotics solution.

We started to explore AI integrations to expand our robotic solutions in 2022 and formed three types of AI solutions with our robots through our research and development and through partnerships. The AI industry is driving increasing attention and developing at a faster speed than the market expected. With the rapid revolutions of the foundational models the leading companies launched such as ChatGPT, Claude, Google Gemini and etc., the solutions we’re developing could face fierce competition and require rapid upgrades to catch up with the trends. As for our AI solutions through partnerships, there is no assurance that we will continue working with all current partners and they may become our competitors when the partnership ends.

We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our recent revenues.

We have derived a significant portion of our revenues from our top four customers. For the six months ended June 30, 2024 and 2023, revenues from the four largest customers combined were approximately $10.3 million and $10.5 million, respectively, or 58.5% and 58.3% of our total revenues, respectively. For the year ended December 31, 2023, the largest customer is a state-owned bank, two of which are commercial banks, and one is a retail customer. For the years ended December 31, 2023, 2022 and 2021, revenue derived from the state-owned bank (the Government Savings Bank) was approximately $7.5 million, $8.1 million and $9.6 million, respectively, which accounted for approximately 20.8%, 23.5% and 27.3% of our total revenues, respectively.

For the years ended December 31, 2023, 2022 and 2021, revenues from the next three largest customers combined were approximately $13.3 million, $13.4 million, and $14.3 million, respectively, or 36.7%, 38.8% and 40.8% of our total revenues, respectively. Therefore, for the years ended December 31, 2023, 2022 and 2021, our top four customers combined accounted for approximately 57.5%, 62.3% and 68.1% of our total revenues, respectively. We have three, three and four customers that accounted for 10% or more of our revenue for the years ended December 31, 2023, 2022 and 2021, respectively.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our services that will be generated by these customers. In addition, revenues from these larger customers may fluctuate from time to time based on the commencement and completion of projects, the timing of which may be affected by market conditions or other facts, some of which may be outside of our control. Further, some of our contracts with these larger customers permit them to terminate our services at any time (subject to notice and certain other provisions). If any of these customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our services which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations and/or trading price of our ordinary shares and warrants. If any of these largest customers terminates our services, such termination would negatively affect our revenues and results of operations and/or trading price of our ordinary shares and warrants.

We currently report our financial results under IFRS, which differs in certain significant respect from U.S. generally accepted accounting principles.

We report our financial statements under IFRS. There have been and there may in the future be certain significant differences between IFRS and United States generally accepted accounting principles, or U.S. GAAP, including differences related to revenue recognition, intangible assets, share-based compensation expense, income tax and earnings per share. As a result, our financial information and reported earnings for historical or future periods could be significantly different if they were prepared in accordance with U.S. GAAP. In addition, we do not intend to provide a reconciliation between IFRS and U.S. GAAP unless it is required under applicable law. As a result, you may not be able to meaningfully compare our financial statements under IFRS with those companies that prepare financial statements under U.S. GAAP.

Increases in fuel cost would negatively impact our cost of operations.

The CIT industry relies on a large consumption of fuel for the operation of its vehicles. Although we conduct price comparisons and enter into three-year supply contracts at fixed and discounted rates, an increase in oil prices will, most likely, negatively impact the operating costs of the Company.

In the future we may not be able to use the Guardforce trademark, which could have a negative impact on our business.

We license the “Guardforce” name and trademarks from Guardforce Security (Thailand) Company Limited, or THAI SP, under the terms of a binding memorandum of understanding effective March 2, 2023, between GF Cash (CIT) and THAI SP. Under the terms of this license we can use in Thailand, at no cost and on a non-exclusive, non-transferable basis, the “Guardforce” name and related trademarks in promoting (i) GF Cash (CIT)’s business and selling any goods and services solely related to the business of cash-in-transit and (ii) other ancillary services provided by GF Cash (CIT) and its related parties (as selected and agreed thereto), solely in the manner approved by THAI SP from time to time. This license has a term of three years and prior to the expiry of the license, either party may propose and discuss about the arrangement for renewing it. Additionally, the license may be cancelled by either party at any time with three months’ prior written notice to the other party.

If for any reason our license with THAI SP is terminated or expires, our business may suffer and the value that we believe we have built in our brand name throughout Thailand will be lost. In such event, we would have to market our business under a new brand, and it may take significant time before our existing customers and future customers recognize our new brand. The loss of our ability to continue to utilize the Guardforce name and related trademarks could have a material adverse effect on our business.

We may be subject to service quality or liability claims, which may cause us to incur litigation expenses and to devote significant management time to defending such claims, and if such claims are determined adversely to us we may be required to pay significant damage awards.

We may be subject to legal proceedings and claims from time to time relating to the quality of our services. The defense of these proceedings and claims could be both costly and time-consuming and significantly divert the efforts and resources of our management. An adverse determination in any such proceeding could subject us to significant liability. In addition, any such proceeding, even if ultimately determined in our favor, could damage our reputation, and prevent us from maintaining or increasing revenues and market share. Protracted litigation could also result in our customers or potential customers limiting their use of our service.

As of the date of this prospectus, we are involved in several legal proceedings. We are a defendant in a labor-related lawsuit in Thailand with claims totaling approximately $0.017 million. In the PRC, we are defendants in two labor-related lawsuits and one civil lawsuit, with claims of approximately $0.014 million and $0.005 million, respectively.

On the plaintiff side, we are pursuing two civil lawsuits in the PRC with a combined claim of approximately $0.82 million. In Thailand, we are plaintiffs in three civil lawsuits seeking to recover outstanding service fees with interest from three clients, amounting to approximately $0.004 million, $0.095 million, and $0.015 million, respectively.

We may encounter provisions and impairments on our assets due to our business model and the development of our AI and robotics business, particularly amidst the fast-changing technologies.

One of our successful marketing strategies, initiated in late 2020, involves offering free trial periods of our robots to customers. This approach has enabled us to quickly gather customer feedback and gain traction in the market. However, given the swift advancement in AI and robotics technologies, coupled with the continuous upgrades of the foundational models like ChatGPT, the solutions we are developing and integrating may become outdated sooner than anticipated. Additionally, the current robots in our inventory may not be compatible to deliver the solutions. These factors mentioned above could result in significant provisions and impairments on our robot assets.

Our robots are managed under our data-based cloud platforms, Guardforce AI Intelligent Cloud Platform (ICP) and Cloud Technology Platform (CTP). As part of our upgrade plan, we have integrated functionalities from both platforms together to upgrade them under the ICP platform by removing duplicated functions and developing new functions. This integration aims to reduce maintenance and further development costs by eliminating duplicated functionalities and introducing new ones. However, the consolidation could result in certain accounting impairments on both platforms.

The divestiture of the previously acquired Handshake may affect certain investors’ interest in our business growth.

In March 2021, we completed the acquisition of 51% of Handshake with the goal to benefit from a range of synergies from this acquisition, including by offering our customers bundled physical and information security services. After reviewing overall performance, future growth potential and the global environment for information security, we completed the separation with Handshake on February 6, 2024. As a result of this transaction, Handshake ceased to be a subsidiary of the Company. The divesture of Handshake has resulted in the loss of goodwill. Additionally, parting ways with Handshake might lead to legal concerns. Changes in our business structure may conflict with existing contracts with other companies, potentially leading to legal action or financial obligations.

We may fail to successfully integrate our other acquisitions of Shenzhen GFAI, Guangzhou GFAI, and Beijing Wanjia, and may fail to realize the anticipated benefits and resulted in losing the goodwill of these subsidiaries.

In March 2022, we completed acquisitions for 100% equity interests in Shenzhen GFAI and 100% of Guangzhou GFAI. In June 2022, we completed the acquisition for 100% equity interests in Beijing Wanjia. In December 2022, we executed an asset acquisition agreement with Shenzhen Kewei to acquire its robotic equipment, customer and business resource ownership, human resources involved in the business such as leasing, advertising replacement and sales of robots and other equipment under the name of Shenzhen Kewei. While we are hoping to benefit from a range of synergies from these acquisitions, including using them as our gateway into the Chinese robotics market, we may not be able to integrate these new businesses and may fail to realize the expected benefits in the near term, or at all. These companies operate in the highly competitive robotics industry. Their business success will depend, in part, on market demand for their robotics solutions services, the competitive landscape for the provision of such services and the development of competing technologies. Our business and financial condition may be adversely affected if either business fails, or we fail to manage our investment in them successfully.

Risks Relating to our Corporate Structure

We rely upon structural arrangements to establish control over certain entities and government authorities may determine that these arrangements do not comply with existing laws and regulations.

The laws and regulations in Thailand place restrictions on foreign investment in and ownership of entities engaged in several business activities. The primary legislation is the Foreign Business Act B.E. 2542 (1999), or the FBA. Under the FBA, certain business activities are reserved for Thai nationals, and foreigners are required to obtain a foreign business license before engaging in certain business activities, including most service business. A company registered in Thailand will be considered a foreigner under the FBA if foreign individuals or entities hold 50% or more of the shares in the company. The Security Guard Business Act B.E. 2558 (2015), or the SGBA, also requires that companies applying for approval to engage in the business of providing security guard services by providing licensed security guards to protect people or personal property must have more than half of its shares owned by shareholders of Thai nationality and must have more than half of its directors being of Thai nationality.

We conduct our business activities in Thailand using a tiered shareholding structure in which direct foreign ownership in each Thai entity is less than 50%. See “Item 4. Information on the Company-C. Organizational Structure-Thailand Shareholding Structure.” The FBA considers the immediate level of shareholding of a company to determine the number of shares held by foreigners in that company for the purposes of determining whether the company is a foreigner within the meaning of the FBA, and will have regard to the shareholdings of a corporate shareholder which holds shares in that company to determine whether that corporate shareholder is a foreigner, however no cumulative calculation is applied to determine the foreign ownership status of a company when it has several levels of foreign shareholding. Such shareholding structure has allowed us to consolidate our Thai operating entities as our subsidiaries.

We have engaged legal counsel Watson Farley & Williams (Thailand) Limited in Thailand, and they are of the opinion that the shareholding structure of GF Cash (CIT) in Item 4. Information on the Company-C. Organizational Structure-Thailand Shareholding Structure. does not result in GF Cash (CIT) being a foreigner within the meaning of the FBA or the SGBA. However, the local or national authorities or regulatory agencies in Thailand may reach a different conclusion, which could lead to an action being brought against us by administrative orders or in local courts. The FBA prohibits Thai nationals and non-foreigner companies from assisting, aiding, and abetting or participating in the operation of a foreigner’s business if the foreigner would require approval under the FBA to engage in that business, or to act as a nominee in holding shares in a company to enable a foreigner to operate a business in contravention of the FBA. There are no prescribed criteria under the FBA to determine whether a Thai individual or a legal entity is holding shares in a Thai-incorporated company for their own benefit, or as a nominee for or on behalf of a foreigner. While the relevant authorities may follow certain guidelines, they generally exercise discretion in making such a determination, take into account the factual circumstances on a case-by-case basis. For example, Thai shareholders are likely to be considered as nominees under the FBA if they do not have sufficient funds to acquire their shares, did not pay for their shares, if they have agreed to not to be paid the dividends to which they would be entitled under the company’s articles of association, or to receive less benefit from their investment fund in a company than if they were to deposit their investment fund with a commercial bank.

If the authorities in Thailand find that our arrangements do not comply with their prohibition or restrictions on foreign investment in our lines of business, or if the relevant government entity otherwise finds that we or any of our subsidiaries is in violation of the relevant laws or regulations or lack the necessary registrations, permits or licenses to operate our businesses in Thailand, they would have broad discretion in dealing with such violations or failures, which could have any of the following implications:

●	revoking the business licenses and/or operating licenses of such entities;

●	imposing penalties of up to THB1 million and imprisonment of up to three years plus penalties of THB50,000 (approximately $1,560) for every day of a continuing offence;

●	ordering the cessation of any aiding or abetting contrary to the FBA;

●	discontinuing or placing restrictions or onerous conditions on the operations of our Thai subsidiaries, or on our operations through any transactions between our Company or our Cayman Islands or BVI subsidiaries on the one hand and our Thai subsidiaries on the other hand;

●	confiscating income from us, our BVI subsidiaries, or Thai subsidiaries, or imposing other requirements with which such entities may not be able to comply;

●	imposing criminal penalties, including fines and imprisonment on our Thai subsidiaries, their shareholders or directors;

●	requiring us to restructure our ownership structure or operations, including the sale of shares in GF Cash (CIT), which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our Thai subsidiaries; or

●	restricting or prohibiting our use of the proceeds of any public offering we may conduct to finance our business and operations in Thailand.

Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition, and results of operations. If any of these occurrences results in our inability to direct the activities of our Thai subsidiaries that most significantly impact their economic performance or prevent us from receiving the economic benefits or absorbing losses from these entities, we may not be able to consolidate these entities in our consolidated financial statements in accordance with IFRS.

You may have difficulty enforcing judgments obtained against us.

We are a Cayman Islands company and substantially all our assets are located outside of the United States. Virtually all our assets and a substantial portion of our current business operations are conducted in Thailand. In addition, almost all our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce the U.S. courts judgments obtained in U.S. courts including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, many of whom are not residents in the United States, and whose significant assets are located outside of the United States. The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States against the Company, under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. In addition, there is uncertainty as to whether the courts of the Cayman Islands or Thailand, respectively, would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such Cayman Islands or Thailand courts would entertain original actions brought in the courts of the Cayman Islands or Thailand, against us or such persons predicated upon the securities laws of the United States or any state.

Because we are incorporated under the laws of the Cayman Islands, it may be more difficult for our shareholders to protect their rights than it would be for a shareholder of a corporation incorporated in another jurisdiction.

Our corporate affairs are governed by our amended and restated memorandum of association and second amended and restated articles of association, by the Companies Act and by the common law of the Cayman Islands. Principles of law relating to such matters as the validity of corporate procedures, the fiduciary duties of management, and the rights of our shareholders differ from those that would apply, if we were incorporated in the United States or another jurisdiction. The rights of shareholders under Cayman Islands law may not be as clearly established as the rights of shareholders are in the United States or other jurisdictions. Under the laws of most jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholders’ actions must be taken in good faith. Obviously unreasonable actions by controlling shareholders may be declared null and void. Cayman Islands law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in United States or other jurisdictions. Although a shareholder of a Cayman Islands company may sue the company derivatively, the procedures and defenses available to the company may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States. Furthermore, our directors have the power to take certain actions without shareholders’ approval, or which would require shareholders’ approval under the laws of most of the states in the United States or other jurisdictions. Thus, our shareholders may have more difficulty protecting their interests in the face of actions by our board of directors or our controlling shareholders than they would have as shareholders of a corporation incorporated in another jurisdiction.

Risks Relating to Doing Business in Thailand

A severe or prolonged downturn in the global economy or the markets that we primarily operate in could materially and adversely affect our revenues and results of operations.

We primarily operate in Thailand. Weak economic conditions as a result of a global economic downturn and decreased demand and prices due to the increased popularity of digital cash across the world may have a negative impact on our business. Decreased demand and prices would reduce our income and weaken our business. There are still great uncertainties regarding economic conditions and the demand for cash processing services. Any turbulence in global economies and prolonged declines in demand and prices in Thailand may adversely affect our business, revenues and results of operations. Apart from the above, the following factors may also affect our business: (1) the threat of terrorism is high within Thailand; (2) the political situation is not stable especially under the military rule and governance; (3) currency exchange rates; (4) bribery and corruption; (5) high tax rates; and (6) unstable energy prices.

We are vulnerable to foreign currency exchange risk exposure.

The value of the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions.

Our consolidated financial statements are expressed in U.S. dollars, which is our reporting currency. Most of the revenues and expenses of GF Cash (CIT) are denominated in the THB. Meanwhile, our functional currency of our various other subsidiaries, is the U.S. dollar. To the extent that we need to convert THB into U.S. dollars for our operations, appreciation of the U.S. dollar against the THB would adversely affect the U.S. dollar amounts we recognize from the conversion. Fluctuations in the exchange rate will also affect the relative value of the U.S. dollar-denominated loan that we have borrowed from a related party.

The ability of our subsidiaries to distribute dividends to us may be subject to restrictions under the laws of their respective jurisdictions.

We are a holding company, and our main operating subsidiary is in Thailand. Part of our primary internal sources of funds to meet our cash needs is our share of the dividends, if any, paid by our subsidiaries. The distribution of dividends to us from the subsidiaries in these markets as well as other markets where we operate is subject to restrictions imposed by the applicable laws and regulations in these markets. See “Item 4. Information on the Company-B. Business Overview-Regulation-Thailand-Regulations on Dividend Distributions.” Companies remitting payments to recipients outside of Thailand must obtain approval from the Bank of Thailand at the time of the remittance if the remittance exceeds the equivalent of $50,000. In practice, this approval is managed by the Bank of Thailand and is typically granted if copies of the supporting documentation showing the need for the transaction can be provided. In addition, although there are currently no foreign exchange control regulations which restrict the ability of our subsidiaries in Thailand to distribute dividends to us, the relevant regulations may be changed and the ability of these subsidiaries to distribute dividends to us may be restricted in the future.

Changes to legislation in Thailand may negatively affect our business.

The legislation in Thailand relating to the security industry is not fully developed and may evolve depending on the government in place. For example, new security acts launched in 2017 resulted in an increase in stricter control over staff issues such as recruitment standards, training criteria and firearms. This increased the cost of recruitment, training and retention. The government of Thailand may introduce additional regulations in the future which could have a negative impact on our costs and thus profitability of our operations and cash flow. These developments could have an adverse effect on our business, financial condition, and results of operations.

Unexpected increases in minimum wages in Thailand would reduce our net profits.

The government of Thailand does not have a regular system to review minimum wages and may enact, on very short notice, when, for example, the local political environment changes or there is a new prime minister, new laws and regulations to increase minimum wages. Any material increase in minimum wages will directly impact the cost of services of the Company and reduce net profits.

Risks Related to Doing Business in China

Changes in regional and global economic, political or social conditions or government policies could have a material adverse effect on our business and operations in China.

We have acquired and may acquire in the future, subsidiaries which are in China. For the six months ended June 30, 2024 and 2023, $1,748,384 (10.0%) and $1,929,895 (10.7%) of the company’s total revenues were derived in China, respectively. For the years ended December 31, 2023, 2022 and 2021, $4,180,070 (11.5%), $2,447,628 (7.2%) and nil (nil%) of the company’s total revenues were derived in China, respectively.] Accordingly, our business, financial condition, results of operations and prospects may be influenced by political, economic and social conditions in China generally.

The PRC government also has implemented various measures to encourage economic growth through allocating resources, setting monetary policy, and providing preferential treatment to particular industries or companies. While the PRC economy has experienced significant growth over the past decades, any adverse changes in economic conditions in China, in the policies of the PRC government or in the laws and regulations in China could have a material effect on the overall economic growth of China. Such developments could affect our business and operating results, lead to changes in demand for our services and affect our competitive position. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by certain administrative requirements over capital investments or changes in tax regulations.

We may be exposed to compliance costs and regulatory risks if we fail to fully and accurately understand the laws and regulations under the PRC legal system and our business operation may be adversely affected.

The PRC legal system is based on written statutes and prior court decisions may be cited for reference but have limited precedential value. Some of laws and regulations, such as laws relating to privacy and data protection, are relatively new and new laws and regulations may be enacted in the future, to replace the previous laws and regulations and to clarify the enforcement of these laws, regulations and rules.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, some recently enacted laws and regulations, including laws relating to privacy and data protection, are relatively new, the interpretation and enforcement of which may be further clarified along with its application in future. Since PRC administrative and court authorities are entitled to exercise discretion in accordance with laws, regulations and rules and based on the detailed facts, we may not always be able to predict the outcome of administrative and court proceedings where we are involved in and the level of legal protection we enjoy thereunder. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Therefore, our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims may be affected. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, government policies and internal governmental rules, some of which are not published on a timely basis, might be used for reference when interpreting or implementing PRC laws and regulations. Furthermore, the time cost of the administrative and court proceedings in China varies and may be affected by the complexity of the facts, the specific procedure requirements, etc. If any administrative or court proceeding lasts for a quite long period, it would lead to substantial costs and diversion of resources and management attention.

In addition, we and our operation in China may also be affected by the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership in our industry, and any future actions of the PRC government. If any future action of the PRC government results in a material change in our subsidiaries’ operations, the value of our ordinary shares may depreciate significantly or become worthless.

If the regulations related to the business operations of our PRC subsidiaries changes significantly in the future and our PRC subsidiaries are not able to substantially comply with such regulations, the business operations of our PRC subsidiaries may be materially and adversely affected and the value of our ordinary shares may significantly decrease.

The PRC government’s regulatory measures, including those concerning technology and robotics sector, may evolve based on Chinese economy. Any government decisions or actions to change the way technology or robotics are regulated, or any decisions the government might make to cut spending, which our PRC subsidiaries fail to comply with in a timely manner or at all, could adversely impact our PRC subsidiaries and results of operations. In addition, the ability of our PRC subsidiaries to operate in China may be harmed by changes in PRC laws and regulations, including those relating to taxation, artificial intelligence, and other matters. Any new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, we may incur significant compliance costs to comply with new laws and regulations, and government actions and may even decide to divest our PRC subsidiaries considering the compliance costs, business plan, and other factors as a whole.

We believe that our PRC subsidiaries’ operations in China are in material compliance with all applicable legal and regulatory requirements as of the date of this prospectus. However, any new, stricter regulations or interpretations of existing regulations in the jurisdiction where we operate may require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Our PRC subsidiaries may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In the event that our PRC subsidiaries are not able to substantially comply with any existing or newly adopted laws and regulations, our business operations may be materially adversely affected, and the value of our ordinary shares may significantly decrease.

The Hong Kong legal systems are evolving and the legal protections available to our Hong Kong subsidiaries are subject to the Hong Kong legal system and affected by the economic, political and legal environment in Hong Kong.

Hong Kong is a Special Administrative Region of the PRC. Hong Kong enjoys a high degree of autonomy from China under the principle of “one country, two systems”. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong enjoys the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. For example, a series of large demonstrations in Hong Kong in 2019 has adversely affected the local economy and resulted in the enactment of the Hong Kong National Security Law in 2020. On July 14, 2020, the former United States signed an executive order to end the special status enjoyed by Hong Kong under the United States-Hong Kong Policy Act of 1992. Any changes in the economic, political and legal environment, if in breach of the “one country, two systems” principle, could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be the same as those in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to our Hong Kong subsidiaries (GFAI Robot Service (Hong Kong) Limited, Guardforce AI (Hongkong) Co. Limited), and GFAI Technology (Hong Kong) Limited, including our ability to enforce our agreements with our clients.

Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, as well as additional laws, regulations, and guidelines that the Chinese government promulgates in the future may entail significant expenses and could materially affect our business.

Regulatory authorities in China have implemented and are considering further legislative and regulatory proposals concerning data protection. China’s new Data Security Law went into effect on September 1, 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. The Data Security Law sets forth the legal liabilities of entities and individuals found to be in violation of their data protection obligations, including rectification order, warning, fines of up to RMB 5 million, suspension of relevant business, and revocation of business permits or licenses.

In addition, the PRC Cybersecurity Law provides that personal information and important data collected and generated by operators of critical information infrastructure during their operations in the PRC should be stored in the PRC, and the law imposes heightened regulation and additional security obligations on operators of critical information infrastructure. According to the Cybersecurity Review Measures promulgated by the Cyberspace Administration of China and certain other PRC regulatory authorities in April 2020, which became effective in June 2020, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. Any failure or delay in the completion of the cybersecurity review procedures may prevent the critical information infrastructure operator from using or providing certain network products and services and may result in fines of up to ten times the purchase price of such network products and services. The PRC government recently launched cybersecurity reviews against several mobile apps operated by several U.S.-listed Chinese companies and prohibited these apps from registering new users during the review periods. We do not believe that we constitute a critical information infrastructure operator under the Cybersecurity Review Measures that took effect in June 2020.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) and certain other PRC regulatory authorities revised the Cybersecurity Review Measures (2021) (the “revised Cybersecurity Review Measures”), which proposed to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security. The PRC National Security Law covers various types of national security, including technology security and information security. The revised Cybersecurity Review Measures took effect on February 15, 2022. The revised Cybersecurity Review Measures expand the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country. Under the revised Cybersecurity Review Measures, the scope of entities required to undergo cybersecurity review to assess national security risks that arise from data processing activities would be expanded to include all critical information infrastructure operators who purchase network products and services and all data processors carrying out data processing activities that affect or may affect national security. In addition, such reviews would focus on the potential risk of core data, important data, or a large amount of personal information being stolen, leaked, destroyed, illegally used or exported out of China, or critical information infrastructure being affected, controlled or maliciously used by foreign governments after such a listing. An operator that violates these measures shall be dealt with in accordance with the provisions of the PRC Cybersecurity Law and the PRC Data Security Law. We believe that the cybersecurity review requirement under the revised Cybersecurity Review Measures for online platform operators in possession of personal information of over one million users going public in a foreign country does not apply to us or any of our PRC subsidiaries, because we are not an online platform operator, and we became a public company with shares listed on Nasdaq before such Measures entered into force on February 15, 2022. However, there remains uncertainty as to the interpretation and implementation of the revised Cybersecurity Review Measures and we cannot assure you that the CAC will reach the same conclusion as us. Besides, in accordance with the revised Cybersecurity Review Measures, if a member of the cybersecurity review working mechanism believes that a network product or service or data processing activity affects or may affect national security, the Office of Cybersecurity Review has the right to conduct cybersecurity review with the approval of the Office of the Central Cyberspace Affairs Commission. As of the date of this prospectus, we have not received any investigations, notices, warnings, or sanctions from applicable governmental authorities in relation to national security. We also confirm that, as of the date of this prospectus, we have not been involved in any investigation conducted by the CAC in connection with the cybersecurity review on national security or any other grounds, and have not received any inquiries, notices, warnings, or sanctions in this regard. We are advised by Shihui Partners, our PRC counsel, that based on the Chinese laws and regulations currently in effect as of the date of this prospectus, we are not required to submit an application or file a notification to the CSRC or the CAC for the continuous trading of our Ordinary shares on the Nasdaq. And we are not required to file or submit any reports, schedules, forms, statements and other documents required to be filed by Trial Measures and corresponding guidance letters with respect to the filing of this prospectus. Pursuant to the Trial Measures, our PRC counsel, Shihui Partners, is of the view that we are not required to go through filing procedures with the CSRC within three (3) working days after the completion of an offering pursuant to any accompanying prospectus supplement, and prepare a summary report to the CSRC after the completion of all offerings under this prospectus. Our PRC counsel, Shihui Partners, is of the view that we (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus.

However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities, and we cannot exclude the possibility that the CSRC or other relevant government authorities might require such filing for this offering. If it is determined in the future that the approval of the CSRC, CAC or any other regulatory authority is required for any of our offerings, we may face sanctions by the CSRC, the CAC or other Chinese regulatory agencies. These regulatory agencies may impose fines and penalties on our subsidiaries’ operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from overseas offerings into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our ordinary shares. In addition, if the CSRC, the CAC or other regulatory agencies later promulgate new rules requiring that we obtain their approvals for any of our offerings, we may be unable to obtain a waiver of such approval requirements, when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our ordinary shares.

On September 24, 2024, the State Council released the Regulations on Network Data Security, which shall be effective from January 1, 2025. The Regulations on Network Data Security provide more detailed guidance on how to implement the general legal requirements under legislations such as the Cybersecurity Law, Data Security Law, and the Personal Information Protection Law. The Regulations on Network Data Security follow the principle that the state will regulate based on a data classification and multi-level protection scheme. We believe that we or any of our PRC subsidiaries do not constitute an online platform service provider under the draft Regulations on Network Data Security.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law which became effective on November 1, 2021. The Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the Personal Information Protection Law contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year and may also be ordered to suspend any related activity by competent authorities. We have access to and may be required to collect certain information of our customers in providing services and which may cause the need of further adjustment on our business practice in order to comply with new regulatory requirements.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation or changes in enforcement. Compliance with the PRC Cybersecurity Law and the PRC Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices or service offerings could fail to meet all of the requirements imposed on us by the PRC Cybersecurity Law, the PRC Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market.

There remain some uncertainties as to whether we will be required to obtain approvals from PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas, including increasing enforcement against illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structures, adopting new measures to conduct cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and five supporting guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. According to the CSRC Filing Rules, an issuer will be required to go through the filing procedures under the CSRC Filing Rules if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. The CSRC Filing Rules also stated that the determination of whether it is applicable to the issuer will be done in accordance with the principle of “substance over form”. Furthermore, the CSRC Filing Rules provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and(ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As of the date of this prospectus, the operating revenue, total net loss, total assets or net assets of our PRC domestic companies counted less than 25% of the group’s total operating revenue, total net loss and total assets balance. As advised by Shihui Partners, our PRC counsel, if any of the previous index reach 50%, we may be required to obtain regulatory approval from the CSRC or go through the filing procedures under the CSRC Filing Rules. Nevertheless, as the CSRC Filing Rules are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that whether we will be subject to such filing requirements for listing in the United States and our securities offering in the future, and if we do, we will be able to get clearance from the CSRC in a timely manner, or at all.

Since these rules, statements and regulatory actions are new, there is no assurance whether the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. Changing regulatory requirements and any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer the ordinary shares, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations, and cause the ordinary shares to significantly decline in value or become worthless.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may affect us from using proceeds from our future financing activities to make loans or additional capital contributions to our PRC subsidiaries.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries or finance our operating entity by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our Company’s PRC subsidiaries, are subject to PRC regulations. Any loans to our PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, or cannot exceed the statutory upper limit of the risk-weighted balance for cross-border financing (the upper limit for risk-weighted balance for cross-border financing = the capital or the net assets * the leverage rate of cross-border financing * the macro-prudential adjustment parameters). and shall be registered with State Administration of Foreign Exchange, or SAFE, or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, are subject to the requirement of making necessary filings in Foreign Investment Comprehensive Management Information System, and registration with other government authorities in China. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our PRC subsidiaries or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business.

As a holding company, we conduct business through our subsidiaries, including subsidiaries in China. We may rely on dividends paid by these PRC subsidiaries for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in China is subject to limitations. Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. In accordance with the Article 210 and 214 of the Company Law of the PRC (Amended in 2023), each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves or statutory capital reserve fund until the aggregate amount of such reserves reaches 50% of its respective registered capital. A company may discontinue the contribution when the aggregate sum of the statutory surplus reserve is more than 50% of its registered capital. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to us in the form of dividends. In addition, if any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict such subsidiary’s ability to pay dividends or make other distributions to us. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Any classification as such will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the Enterprise Income Tax Law (“the “EIT Law”), an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise”, meaning that it can be subject to an enterprise income tax, or EIT, rate of 25.0% on its global income. In April 2009, the State Administration of Taxation (the “SAT”) promulgated a circular, known as Circular 82, and partially amended by Circular 9 promulgated in January 2014, to clarify the certain criteria for the determination of the “de facto management bodies” for foreign enterprises controlled by PRC enterprises or PRC enterprise groups. Under Circular 82, a foreign enterprise invested by the enterprises or enterprise groups as the major controlling shareholders within the territory of China, and incorporated overseas in accordance with the laws of foreign countries (regions) shall be considered a PRC resident enterprise only if all of the following apply: (1) the senior management and core management departments in charge of daily operations are located mainly within China; (2) decisions relating to the enterprise’s financial and human resource matters are made or subject to approval by organizations or personnel in China; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders’ meeting minutes are located or maintained in China; and (4) 50.0% or more of voting board members or senior executives of the enterprise habitually reside in China. Further to Circular 82, the SAT issued a bulletin, known as Bulletin 45, effective in September 2011 and amended on June 1, 2015, October 1, 2016, and June 15, 2018, to provide more guidance on the implementation of Circular 82 and clarify the reporting and filing obligations of such “Chinese controlled offshore incorporated resident enterprises.” Bulletin 45 provides for, among other matters, procedures for the determination of resident status and administration of post-determination matters. Although Circular 82 and Bulletin 45 explicitly provide that the above standards apply to enterprises that are registered outside China and controlled by PRC enterprises or PRC enterprise groups, Circular 82 may reflect the SAT’s criteria for determining the tax residence of foreign enterprises in general.

At the current time, Circular 82 and Bulletin 45 shall not apply to us since our offshore holding entity is not controlled by PRC enterprises or a PRC enterprise group and GFAI’s primary assets are located in Thailand. However, if the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to the clause 26 of the EIT Law. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our ordinary shares, or the gain our non-PRC shareholders may realize from the transfer of our ordinary shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. As uncertainties exist in the EIT Law and its implementing regulations with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, should there be a determination in the future to pay dividends, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their ordinary shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes. In addition, we may also be subject to PRC enterprise income tax reporting obligations.

You may be subject to PRC income tax on any gain realized on the transfer of our ordinary shares.

Under the EIT Law and its implementation rules, subject to any applicable tax treaty or similar arrangement between the PRC and your jurisdiction of residence that provides for a different income tax arrangement, PRC withholding tax at the rate of 10.0% is normally applicable to dividends from PRC sources payable to investors that are non-PRC resident enterprises, which do not have an establishment or place of business in China, or which have such establishment or place of business if the relevant income is not effectively connected with the establishment or place of business. Any gain realized on the transfer of shares by such investors is subject to 10.0% PRC income tax if such gain is regarded as income derived from sources within China unless a treaty or similar arrangement otherwise provides. Under the Individual Income Tax Law of the PRC and its implementation rules, gains from PRC sources realized by such investors on the transfer of shares are subject to 20% PRC income tax if such investors carry out the transaction without reasonable business purpose and obtains improper tax gains, subject to any reduction or exemption set forth in applicable tax treaties and PRC laws.

PRC laws and regulations establish certain procedures in connection with certain acquisitions of China-based companies by foreign investors, especially when such investor has a related party relationship with the China-based companies, which could make it more difficult for us to pursue growth through acquisitions or mergers in China.

On August 8, 2006, six PRC regulatory authorities, including Ministry of Commerce (the “MOFCOM”), the State Assets Supervision and Administration Commission, the SAT, the Administration for Industry and Commerce (the “SAIC”), China Securities Regulatory Commission (the “CSRC”), and SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and were amended in June 2009. The M&A Rules, governing the approval process by which a PRC company may participate in an acquisition of assets or equity interests by foreign investors, requires the PRC parties to make a series of applications and supplemental applications to the government agencies, depending on the structure of the transaction. In some instances, the application process may require presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. The regulations also established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, or that the approval from the MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. The M&A Rules also prohibit a transaction at an acquisition price obviously lower than the appraised value of the business or assets in China and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year.

Based on our understanding of the Chinese laws and regulations in effect at the time of this prospectus and as advised by Shihui Partners, our PRC counsel, according to the M&A Rules, with respect to our acquisition of Shenzhen GFAI, Guangzhou GFAI, Beijing Wanjia and InnoAI, we will not be obliged to submit an application to the CSRC for its approval of any of our offerings of Ordinary Shares to foreign investors under the M&A Rules, neither will GFAI, our controlling shareholder or our Chinese subsidiaries be required to obtain approval from the MOFCOM for GFAI’s acquisition of the Chinese subsidiaries with a related party relationship. However, there remains some uncertainties as to how the M&A Rules will be interpreted or implemented, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant Chinese government agencies, including the CSRC and the MOFCOM, would reach the same conclusion.

We may grow our business in part by acquiring other companies operating in our industry. Compliance with the requirements of the regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore companies, through which the residents can take control of such companies, will be required to register and update such investments with the SAFE or its local branches. In addition, any subsidiary of such companies in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such companies fails to make the required registration or to update the previously filed registration, the subsidiary of such companies in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the companies, and the companies may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE.

We cannot assure you that all of our shareholders that may be subject to SAFE regulations have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37, and we cannot assure you that these individuals may continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with the SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as the interpretation and implementation of these foreign exchange regulations has been constantly evolving, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Fluctuations in exchange rates could have a material adverse impact on our results of operations and the value of your investment.

The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People’s Bank of China. The Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and in the worldwide and by China’s foreign exchange policies, among other things. We cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Significant fluctuation of the Renminbi may have a material adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any material hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange may be affected by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

The price of our ordinary shares and warrants might fluctuate significantly and if our ordinary shares fall below $1.00 for an extended period, we may not satisfy the continued listing requirements of NASDAQ.

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. On March 9, 2022, we received a written notification from the Nasdaq Listing Qualifications Department (the “Notification Letter”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s Ordinary Share has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2).

On April 11, 2022, we received a letter from Nasdaq informing that we regained compliance with the minimum bid price requirement under Nasdaq listing rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. This requirement was met on April 8, 2022, the tenth consecutive trading day when the closing bid price of the Company’s ordinary share was over $1.00.

On May 27, 2022, we received a written notification from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum bid price requirement set forth in Nasdaq rules for continued listing on the Nasdaq, and the Company was provided 180 calendar days, or until November 23, 2022, to regain compliance. The Company’s Ordinary Shares have not regained compliance with the minimum $1 bid price per share requirement. However, on November 28, 2022, the Company received a written notification (the “Notification Letter”) from Nasdaq, notifying the Company that it is eligible for an additional 180 calendar day period, or until May 22, 2023, to regain compliance. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s Ordinary Shares for any consecutive period of 30 business days from May 27, 2022, to November 23, 2022, the Company does not meet the minimum bid price requirement. The Notification Letter does not impact the Company’s listing on the Nasdaq Capital Market currently. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an additional 180 calendar days, or until May 22, 2023, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s Ordinary Shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by May 22, 2023, the Company may face delisting.

Pursuant to the approval of its board of directors, and the approval of its shareholders at the Company’s extraordinary general meeting held on Tuesday, January 31, 2023, at 11:00 a.m. (Hong Kong standard time), we effected a 1-for-40 consolidation of its ordinary shares. On February 2, 2023, Conyers Trust Company (Cayman) Limited, the Secretary of the Company, filed two certificates certifying the ordinary resolutions passed by the shareholders with the Registrar of Companies of the Cayman Islands. The share consolidation was effective upon passing of the ordinary resolutions on January 31, 2023. The Company’s ordinary shares began trading on the NASDAQ Capital Market on a post-consolidation basis when the market opens on February 10, 2023.

On February 28, 2023, we received a letter from Nasdaq informing that we regained compliance with the minimum bid price requirement under Nasdaq listing rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. This requirement was met on February 28, 2023, the tenth consecutive trading day when the closing bid price of the Company’s ordinary share was over $1.00.

The Company intends to monitor the closing bid price of its ordinary shares and may, if appropriate, consider implementing available options to maintain compliance with the minimum bid price requirement under the Nasdaq Listing Rules. Though we intend to maintain compliance with the minimum bid price requirement, we cannot assure you that the Company will continue to comply with the requirements for continued listing on the Nasdaq Capital Market in the future. If our ordinary shares are delisted from the Nasdaq, the liquidity and value of an investment in our ordinary shares will be materially and adversely affected.

Future issuances of our securities would dilute the interests of existing shareholders.

As of the date of this prospectus, we have 17,808,947 Ordinary Shares issued and outstanding. In addition, we currently have 2,013,759 warrants issued and outstanding, which include: (i) 1,233,023 warrants to purchase 30,825 Ordinary Shares, subject to rounding of fractional warrants and these warrants are exercisable at an exercise price of $4.65   per share with the expiration date of September 28, 2026; (ii) 600,013 warrants to purchase 15,000 Ordinary Shares, subject to rounding of fractional warrants, at an exercise price of $4.65 per share with the expiration date of January 20, 2027; and (iii) 180,723 warrants to purchase 4,518 Ordinary Shares, subject to rounding of fractional warrants, that were issued to the assignee of the representative of the underwriters in our initial public offering with the expiration date of September 28, 2026.

For the period from July 2, 2024, to the date of this prospectus, the Company issued 7,502,220 Ordinary Shares pursuant to the 2024 ATM offering for gross proceeds of $10,861,671.

On September 3, 2024, we issued 69,445 restricted Ordinary Shares of the Company to Outside the Box Capital Inc. pursuant to a Marketing Services Agreement.

On May 7, 2024, we issued an aggregate number of 288,000 restricted Ordinary Shares under our Amendment No.1 to Guardforce AI Co., Limited 2022 Equity Incentive Plan to the officers and other employees for their service performed in 2023.

On March 4, 2024, we cancelled 1,091 shares returned by the purchasers of Handshake upon the completion of the divestiture. On March 6, 2024, we issued an aggregate number of 120,000 restricted ordinary shares to the three independent directors, representing 60,000 restricted ordinary shares for their service performed in 2023 and 60,000 restricted ordinary shares for their service to be performed in 2024.

We may determine to issue additional shares in the future. The issuance of a substantial number of shares would have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial number of shares in the public market, either in the initial issuance or in a subsequent resale could have an adverse effect on the market price of our shares.

Future acquisitions or divestitures could materially change our business and materially and adversely affect our results of operations and financial condition.

We plan to focus our efforts on future strategic priorities in pursuing strategic acquisitions and strategic partnerships. Presented with appropriate opportunities, we may acquire businesses or assets that we believe complement our existing business. Any such acquisitions are invariably subject to associated execution risk including issues relating to the integration of new operations and personnel, geographical coordination, retention of key management personnel, systems integration and the integration of corporate cultures. The acquisition and integration could cause the diversion of management’s attention or resources from our existing business or cause a temporary interruption of, or loss of momentum in, our current business. We could also lose key personnel from the acquired companies. There may be unforeseen or unknown liabilities, or we may not be able to generate sufficient revenue to offset new costs of any acquisitions and strategic partnerships. The execution of international expansion of our operations exposes us to a number of additional risks including difficulties in staffing and managing overseas operations, fluctuations in foreign currency exchange rates, increased costs associated with maintaining the ability to understand local trends, difficulties and costs relating to compliance with the different commercial, legal and regulatory requirements of the overseas locations in which we operate, failure to develop appropriate risk management and internal control structures tailored to overseas operations, inability to obtain, maintain or enforce intellectual property rights, unanticipated changes in economic conditions and regulatory requirements in overseas operations. These risks associated with strategic repositioning, future acquisitions and strategic partnerships could have a material and adverse effect on our business, results of operations, financial condition, and liquidity.

We have no plans to pay dividends.

To date, we have paid no cash dividends on our shares. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

There was no public market for our warrants prior to our initial public offering, and an active market in which investors can resell their shares may not develop.

Our ordinary shares under the symbol “GFAI” and our warrants under the symbol “GFAIW,” both on the Nasdaq Capital Market, commenced trading on September 29, 2021. A liquid public market for our ordinary shares and warrants may not develop notwithstanding the approval for listing of our ordinary shares and warrants on the Nasdaq Capital Market. The initial public offering price for our securities has been determined by negotiation between us and the underwriters based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The price at which the ordinary shares and warrants are traded may decline below the initial public offering price, meaning that you may experience a decrease in the value of your ordinary shares and warrants regardless of our operating performance or prospects.

The market price of our ordinary shares and warrants may fluctuate, and you could lose all or part of your investment.

The market price of our ordinary shares and warrants may fluctuate significantly in response to several factors, most of which we cannot control, including:

●	actual or anticipated variations in our operating results;

●	increases in market interest rates that lead investors in our ordinary shares or warrants to demand a higher investment return;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by shareholders;

●	speculation in the media, online forums, or investment community; and

●	our intentions and ability to list our ordinary shares and warrants on the Nasdaq Capital Market and our subsequent ability to maintain such listing.

Volatility in the market price of our ordinary shares and warrants may prevent investors from being able to sell their ordinary shares and warrants at or above the initial public offering price. As a result, you may suffer a loss on your investment.

We may not be able to satisfy listing requirements of the Nasdaq Capital Market or obtain or maintain a listing of our ordinary shares and warrants.

Because our ordinary shares and warrants are listed on the Nasdaq Capital Market, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq listing requirements, our ordinary shares and warrants may be delisted. If we fail to meet any of Nasdaq’s listing standards, our ordinary shares and warrants may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our ordinary shares and warrants may materially impair our shareholders’ ability to buy and sell our ordinary shares and warrants and could have an adverse effect on the market price of, and the efficiency of the trading market for, our ordinary shares and warrants. The delisting of our ordinary shares and warrants could significantly impair our ability to raise capital and the value of your investment.

The warrants may not have any value.

The warrants are exercisable for five years from the date of initial issuance. The exercise price of our outstanding public warrants, representative’s warrants and PIPE warrants is US$4.65.

There can be no assurance that the market price of our ordinary shares will ever equal or exceed the exercise price of the warrants. In the event that the stock price of our ordinary shares does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Holders of warrants purchased in our initial public offering will have no rights as shareholders until such holders exercise their warrants and acquire our ordinary shares.

Until holders of the warrants purchased in our initial public offering acquire ordinary shares upon exercise thereof, such holders will have no rights with respect to the ordinary shares underlying the warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the date they were entered in the register of members of the Company as a shareholder.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Securities will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our securities could be negatively affected.

Any trading market for our securities may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our securities could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our shares, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our securities could be negatively affected.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the report based on foreign laws.

We are incorporated under the Companies Act of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, except for one director, all of our other directors and our executive officers and the experts named in this report reside outside the United States, and a significant amount of their assets are located outside the United States. As a result, service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because a substantial portion of our assets, and substantially all the assets of our directors and officers are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our six-month financial results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of Nasdaq Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our shareholders could receive less information than they might expect to receive from more mature public companies.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering; (iii) the date on which we have, during the preceding three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which could occur if the market value of our securities that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, our shareholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find our securities less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our securities.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are incorporated in Cayman Islands and our corporate governance practices are governed by applicable Cayman Islands law, our amended and restated memorandum of association and second amended and restated articles of association. In addition, because our Ordinary Shares are listed on Nasdaq, we are subject to Nasdaq’s corporate governance requirements. As a foreign private issuer, we are permitted to follow the governance practices of our home country in lieu of certain corporate governance requirements of Nasdaq. As result, the standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the Audit Committee must be independent under the Exchange Act);

●	have a Compensation Committee and a Nominating and Corporate Governance Committee to be comprised solely of “independent directors”; or

●	hold an annual meeting of shareholders no later than one year after the end of our fiscal year.

We currently follow our home country practice that (i) does not require us to hold an annual meeting of shareholders no later than one year after the end of its fiscal year; (ii) does not require us to seek shareholders’ approval for the establishment of or any material amendments to our equity compensation plans in lieu of the corporate governance requirements of Nasdaq Listing Rule 5635(c) with respect to shareholder approval; (iii) does not require us to have a nominating/corporate governance committee consisting entirely of independent directors, or a written nominating/corporate governance committee charter that meets the requirements of the Nasdaq Capital Market; and (iv) does not require us to have a compensation committee composed entirely of independent directors, or a written compensation committee charter that meets the requirements of Nasdaq. Consequently, we are exempt from independent director requirements of Rule 5605 (d) and (e) of Nasdaq Capital Market listing standards, except for the requirements under subsection (b)(2) thereof pertaining to executive sessions of independent directors and those under subsection (c) thereof pertaining to the Audit Committee; (v) does not require shareholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company in certain circumstances; (vi) does not require us to seek shareholders’ approval of any issuance of securities in connection with a transaction other than a public offering where such transaction involves the issuance of securities representing more than 20% of or more of the voting power outstanding before the issuance at a price lower than the “Minimum Price”, in lieu of the corporate governance requirements of Nasdaq Listing Rule 5635(d) with respect to shareholder approval; and (vii) does not require us to seek shareholders’ approval for the issuance of securities to external consultants, in lieu of the corporate governance requirements of Nasdaq Listing Rule 5635(c) with respect to shareholder approval. As a result, our shareholders may not be provided with the benefits of certain corporate governance requirements of Nasdaq. Our Cayman counsel, Conyers Dill & Pearman, has provided relevant letters to Nasdaq certifying that under Cayman Islands law, we are not required to seek shareholders’ approval in the above circumstances.

In addition, Conyers Dill & Pearman, our Cayman Counsel, has provided a letter to NASDAQ certifying that under Cayman Islands law, we are not required to hold annual shareholders’ meetings. In the fiscal year 2024, we followed the home country practice and did not hold an annual meeting of shareholders.

Future issuances of our ordinary shares or securities convertible into, or exercisable or exchangeable for, our ordinary shares, or the expiration of lock-up agreements that restrict the issuance of new ordinary shares or the trading of outstanding ordinary shares, could cause the market price of our Securities to decline and would result in the dilution of your holdings.

Future issuances of our ordinary shares or securities convertible into, or exercisable or exchangeable for, our ordinary shares, or the expiration of lock-up agreements that restrict the issuance of new ordinary shares or the trading of outstanding ordinary shares, could cause the market price of our Securities to decline. We cannot predict the effect, if any, of future issuances of our Securities, or the future expirations of lock-up agreements, on the price of our Securities. In all events, future issuances of our Securities would result in the dilution of your holdings. In addition, the perception that new issuances of our Securities could occur, or the perception that locked-up parties will sell their securities when the lockups expire, could adversely affect the market price of our Securities. In connection with our initial public offering, we entered into a lock-up agreement that prevents us, subject to certain exceptions, from offering additional shares for up to 180 days after the closing of the initial public offering. In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our Securities may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our securities.

Future issuances of debt securities, which would rank senior to our ordinary shares upon our bankruptcy or liquidation, and future issuances of preferred shares, which could rank senior to our ordinary shares for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our securities.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our ordinary shares. Moreover, if we issue preferred shares, the holders of such preferred shares could be entitled to preferences over holders of ordinary shares in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred shares in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Securities must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our Securities.

 Based on the expected composition of our income and assets and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year. However, the proper application of the PFIC rules to a company with a business such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is not entirely clear, because we hold a substantial amount of cash following our initial public offering, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of our shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus to advance our AI and robotics research and development initiatives, drive business expansion, enhance corporate operations, strategically acquire talent, and maintain sufficient working capital to support our growth objectives.

We may also use a portion of the net proceeds for business acquisitions, acquire or invest in technologies and general working capital that we believe will enhance the value of our Company. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our amended and restated memorandum of association and second amended and restated articles of association and the Companies Act.

We were incorporated in the Cayman Islands on April 20, 2018 under the Companies Act. Pursuant to the approval of our board of directors, and the approval of our shareholders at the Company’s extraordinary general meeting held on Tuesday, January 31, 2023 at 11:00 a.m. (Hong Kong standard time), we effected a 1-for-40 consolidation of our Ordinary Shares. On February 2, 2023, Conyers Trust Company (Cayman) Limited, the Secretary of the Company, filed two certificates certifying the ordinary resolutions passed by the shareholders with the Registrar of Companies of the Cayman Islands. The share consolidation was effective upon passing of the ordinary resolutions on January 31, 2023. The Company’s Ordinary Shares began trading on the NASDAQ Capital Market on a post-consolidation basis when the market opens on February 10, 2023. The share consolidation resulted in every forty (40) shares of our issued and outstanding Ordinary Shares of a nominal or par value of US$0.003 each being automatically consolidated into one (1) issued and outstanding Ordinary Share of a nominal or par value of US$0.12 each. Immediately following the share consolidation, the shareholders approved an increase of the authorized share capital of the Company from US$900,000 divided into 7,500,000 shares of a nominal or par value of US$0.12 each, to US$36,000,000 divided into 300,000,000 shares of a nominal or par value of US$0.12 each, which may be issued from time to time at the discretion of the Board of Directors without shareholder approval.

As of the date of this prospectus, there were 17,808,947 Ordinary Shares issued and outstanding. In addition, we currently have 2,013,759 warrants issued and outstanding, which include: (i) 1,233,023 warrants to purchase 30,825 Ordinary Shares, subject to rounding of fractional warrants and these warrants are exercisable at an exercise price of $4.65 per share with the expiration date of September 28, 2026; (ii) 600,013 warrants to purchase 15,000 Ordinary Shares, subject to rounding of fractional warrants, at an exercise price of $4.65 per share with the expiration date of January 20, 2027; and (iii) 180,723 warrants to purchase 4,518 Ordinary Shares, subject to rounding of fractional warrants, that were issued to the assignee of the representative of the underwriters in our initial public offering with the expiration date of September 28, 2026.

The following are summaries of material provisions of our amended and restated memorandum of association and second amended and restated articles of association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company is not required to open its register of members to the general public for inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Share Capital

General

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders, who are non-residents of the Cayman Islands, may freely hold and vote their Ordinary Shares.

Dividends

The holders of our Ordinary Shares are entitled to receive such dividends as may be declared by our board of directors subject to our amended and restated memorandum of association and second amended and restated articles of association and the Companies Act. Under Cayman Islands law, our company may pay a dividend out of either profits or share premium account in accordance with the Companies Act, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Register of Members

Under Cayman Islands law, we must keep a register of members and there must be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, in certain cases distinguishing each share by its number, and of the amount paid or agreed to be considered as paid, on the shares of each member and whether each relevant category of shares held by a member carries voting rights, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of any matters directed or authorized by the Companies Act to be inserted therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

If the name of any person is, without sufficient cause, entered in or omitted from the register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member, the person or member aggrieved or any member or our company itself may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Voting Rights

Holders of our Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of our Company. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll save that in certain circumstances the chairman of the meeting may in good faith, allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares cast in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum of association and second amended and restated articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum of association and second amended and restated articles of association.

General Meetings and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum of association and second amended and restated articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting, and the annual general meeting will be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by our board of directors. The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association provides that only a majority of the Board or the Chairman of the Board may call general meetings, which general meetings shall be held at such times and locations as such person or persons shall determine.

A quorum required for any general meeting of shareholders consists of two shareholders present in person or by proxy representing not less than one-third of the votes attached to the then issued share capital of the Company throughout the meeting. Advance notice of at least ten clear calendar days is required for the convening of any general meeting of our shareholders.

We are incorporated in Cayman Islands and our corporate governance practices are governed by applicable Cayman Islands law, our amended and restated memorandum of association and second amended and restated articles of association. In addition, because our Ordinary Shares are listed on NASDAQ, we are subject to NASDAQ’s corporate governance requirements.

NASDAQ Listing Rule 5615(a)(3) permits a foreign private issuer like us to follow home country practices in lieu of certain requirements of Listing Rule 5600, provided that such foreign private issuer discloses in its annual report filed with the SEC each requirement of Rule 5600 that it does not follow and describes the home country practice followed in lieu of such requirement.

Our Cayman Counsel, Conyers Dill & Pearman has provided a letter to NASDAQ certifying that under Cayman Islands law, we are not required to hold annual shareholders’ meetings. In the fiscal year 2024, we followed the home country practice and did not hold an annual meeting of shareholders.

Transfer of Ordinary Shares

Subject to the restrictions in our amended and restated memorandum of association and second amended and restated articles of association as set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien or in accordance with our articles of association. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they are obligated to, within three months after the date on which the instrument of transfer was lodged, send to the transferor and transferee notice of such refusal.

The transferor of any Ordinary Shares shall be deemed to remain the holder of that share until the name of the transferee is entered in the register of members.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended for more than 30 days in any year.

Liquidation

On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the capital paid-up at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the capital paid up at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the capital paid-up. We are an exempted company with “limited liability” incorporated under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our Memorandum of Association contains a declaration that the liability of our members is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof. Our Company may also repurchase any of our Ordinary Shares provided that the manner and terms of such purchase have been approved by our board of directors and agreed with the relevant member. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of the share premium account. Redemption or repurchase of any share may also be paid out of capital if the Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding other than treasury shares, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time our share capital is divided into different classes of shares, the rights attached to any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, be varied with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate general meeting of the holders of the shares of that class.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Changes in Capital

Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such amount, as the resolution prescribes;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions

●	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our Memorandum of Association;

●

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; or

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue and is not intended to be complete. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, who shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any debt security thereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Ordinary Shares and/or debt securities in one or more series. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares, or debt securities of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares purchasable upon exercise, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our Ordinary Shares, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price for the rights;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting agreement or other arrangement entered into by us in connection with the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

e will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority limitations.

Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our Ordinary Shares, which are listed on the Nasdaq Capital Market. Any Ordinary Shares sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of our Ordinary Shares will be the purchase price of our Ordinary Shares less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of our Ordinary Shares to be made directly or through agents.

To facilitate the offering of the Ordinary Shares offered by us, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Ordinary Shares by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Ordinary Shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee		$36,095.66
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, the validity of any securities offered pursuant to this prospectus will be passed upon by Conyers Dill & Pearman. Certain other legal matters relating to U.S. federal law and the laws of the State of New York will be passed upon for us by Bevilacqua PLLC. Legal matters as to Thailand law with respect to the corporate structure will be passed upon for us by Watson Farley & Williams (Thailand) Limited. Bevilacqua PLLC may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Watson Farley & Williams (Thailand) Limited with respect to the corporate structure matters governed by Thailand law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2023, 2022 and 2021, and for the years then ended incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PKF Littlejohn LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of PKF Littlejohn LLP are located at 15 Westferry Circus, London E14 4HD, United Kingdom.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 are included in our 2023 Annual Report, filed on April 29, 2024, and are incorporated by reference into this prospectus.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated amended and restated memorandum of association and second amended and restated articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEMENT OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts against our company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2023, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 29, 2024;

●	the Company’s Report on Form 6-K furnished to the SEC on September 25, 2024, containing our unaudited condensed consolidated financial statements for the six months ended June 30, 2024 and 2023;

●	the Company’s Reports on Form 6-K, filed with the SEC on April 29, 2024, April 30, 2024, June 28, 2024, July 2, 2024, July 23, 2024, September 10, 2024, September 13, 2024, September 25, 2024, and September 30, 2024; and

●	the description of the Company’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A12B (File No. 001-40848) filed with the SEC on September 28, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Guardforce AI Co., Limited, 10 Anson Road, #28-01 International Plaza, Singapore 079903, and telephone number +65 6702 1179.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (https://www.guardforceai.com), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

GUARDFORCE AI CO., LIMITED

$300,000,000

Ordinary Shares

Debt Securities

Warrants

Rights

Units

PROSPECTUS

_______, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated articles of association provides, among others, that the directors, Secretary and other officers for the time being acting in relation to any of the affairs of the Company shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective officers provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. This standard of conduct is generally the same as permitted under Delaware corporate law for a Delaware corporation.

In addition, we entered into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our amended and restated amended and restated memorandum of association and second amended and restated articles of association. We have entered into separate indemnity agreements with our directors and officers to indemnify each of them against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 9. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
1.1+	Form of Underwriting Agreement
3.1	Amended and Restated Amended and restated memorandum of association and second amended and restated articles of association together with resolutions passed by the shareholders on August 20, 2021 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 6-K filed on August 25, 2021)
4.1*	Form of Indenture relating to debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.
4.2+	Form of Warrant Agreement (including form of Warrant Certificate)
4.3+	Form of Rights Agreement (including form of Rights Certificate)
4.4+	Form of Unit Agreement (including form of Unit Certificate)
5.1*	Opinion of Conyers Dill & Pearman
5.2*	Opinion of Bevilacqua PLLC
23.1*	Consent of PKF Littlejohn LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3*	Consent of Bevilacqua PLLC (included in Exhibit 5.2)
23.4*	Consent of Watson Farley & Williams (Thailand) Limited
23.5*	Consent of Shihui Partners
24.1*	Power of Attorney (included on signature page hereof)
25.1**	Statement of Eligibility of the Trustee
107*	Filing Fee Table

*	Filed herewith.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

+	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offer made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on January 14, 2025.

GUARDFORCE AI CO., LIMITED

By:	/s/ Lei Wang
Lei Wang
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lei Wang and Yuting Zuo, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lei Wang	Chief Executive Officer and Chair of the Board (Principal Executive Officer)	January 14, 2025
Lei Wang

/s/ Yuting Zuo	Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2025
Yuting Zuo

/s/ John Fletcher	Independent Director	January 14, 2025
John Fletcher

/s/ David Ian Viccars	Independent Director	January 14, 2025
David Ian Viccars

/s/ Donald Duane Pangburn	Independent Director	January 14, 2025
Donald Duane Pangburn

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Guardforce AI Co., Limited, has signed this registration statement or amendment thereto in New York, New York, U.S.A. on January 14, 2025.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.